                                                                     EXHIBIT 4.4

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                                CREDIT AGREEMENT

                           DATED AS OF OCTOBER 6, 2004

                                  BY AND AMONG

                       ESCO TECHNOLOGIES INC., AS BORROWER

                            THE LENDERS PARTY HERETO

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
            AS SWING LINE LENDER, OFFSHORE CURRENCY FRONTING LENDER,
           LETTER OF CREDIT ISSUER, ADMINISTRATIVE AGENT AND SOLE LEAD
                                    ARRANGER

================================================================================

                                TABLE OF CONTENTS

ARTICLE I                  DEFINITIONS...........................................................................      1

         Section 1.01      Definitions...........................................................................      1
         Section 1.02      Accounting Terms and Determinations...................................................     19
         Section 1.03      Types of Borrowings...................................................................     19

ARTICLE II                 THE CREDITS...........................................................................     19

         Section 2.01      Revolving Credit Commitments..........................................................     19
         Section 2.02      Swing Line Commitment.................................................................     20
         Section 2.03      Fronted Offshore Currency Loans.......................................................     22
         Section 2.04      Notice of Borrowings..................................................................     24
         Section 2.05      Notice to Lenders; Funding of Loans...................................................     26
         Section 2.06      Utilization of Commitments in Offshore Currencies.....................................     28
         Section 2.07      Notes.................................................................................     29
         Section 2.08      Payment of Obligations................................................................     31
         Section 2.09      Interest Rates........................................................................     31
         Section 2.10      Loan Fees.............................................................................     33
         Section 2.11      Optional Termination or Reduction of, or Increase in, the Revolving
                           Credit Commitments....................................................................     34
         Section 2.12      Mandatory Termination of Commitments..................................................     35
         Section 2.13      Prepayments...........................................................................     35
         Section 2.14      General Provisions as to Payments.....................................................     36
         Section 2.15      Funding Losses........................................................................     37
         Section 2.16       Computation of Interest and Fees.....................................................     37
         Section 2.17      Withholding Tax Exemption.............................................................     38
         Section 2.18      Letters of Credit.....................................................................     38

ARTICLE III                CONDITIONS............................................................................     43

         Section 3.01      Effectiveness.........................................................................     43
         Section 3.02      Revolving Credit Loan.................................................................     44
         Section 3.03      Swing Line Loans......................................................................     45
         Section 3.04      Fronted Offshore Currency Loans.......................................................     45
         Section 3.05      Letters of Credit.....................................................................     46

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES........................................................     47

         Section 4.01      Corporate Existence and Power.........................................................     47
         Section 4.02      Corporate and Governmental Authorization; No Contravention............................     47
         Section 4.03      Binding Effect........................................................................     47
         Section 4.04      Financial Information.................................................................     47
         Section 4.05      Litigation............................................................................     48
         Section 4.06      Compliance with ERISA.................................................................     48
         Section 4.07      Environmental Matters.................................................................     48
         Section 4.08      Taxes.................................................................................     49
         Section 4.09      Subsidiaries..........................................................................     49
         Section 4.10      Full Disclosure.......................................................................     49

         Section 4.11      Compliance With Laws..................................................................     49
         Section 4.12      Title to Property.....................................................................     50
         Section 4.13      Regulation U..........................................................................     50
         Section 4.14      Investment Company Act of 1940; Public Utility Holding Company Act of
                           1935..................................................................................     50
         Section 4.15      No Default............................................................................     50
         Section 4.16      Licenses, Permits, etc................................................................     50
         Section 4.17      Existing Debt.........................................................................     51

ARTICLE V                  COVENANTS.............................................................................     51

         Section 5.01      Information...........................................................................     51
         Section 5.02      Inspections...........................................................................     53
         Section 5.03      Maintenance of Property; Insurance....................................................     53
         Section 5.04      Conduct of Business and Maintenance of Existence......................................     54
         Section 5.05      Compliance with Laws..................................................................     54
         Section 5.06      Payment of Taxes......................................................................     54
         Section 5.07      Maximum Consolidated Leverage Ratio...................................................     54
         Section 5.08      Minimum EBITDA........................................................................     55
         Section 5.09      Minimum Consolidated Tangible Net Worth...............................................     55
         Section 5.10      Limitation on Debt....................................................................     55
         Section 5.11      Negative Pledge.......................................................................     56
         Section 5.12      Consolidations, Mergers and Sales of Assets...........................................     57
         Section 5.13      Transactions with Affiliates..........................................................     57
         Section 5.14      Acquisitions..........................................................................     58
         Section 5.15      Limitation on Certain Covenants  and Restrictions.....................................     58
         Section 5.16      Pari Passu Position; Covenant to Secure the Obligations Equally.......................     58
         Section 5.17      New Materials Subsidiaries............................................................     58
         Section 5.18      Use of Proceeds.......................................................................     59

ARTICLE VI                 DEFAULTS..............................................................................     59

         Section 6.01      Events of Default.....................................................................     59
         Section 6.02      Notice of Default.....................................................................     62

ARTICLE VII                THE ADMINISTRATIVE AGENT AND LETTER OF CREDIT ISSUER..................................     62

         Section 7.01      Appointment...........................................................................     62
         Section 7.02      Nature of Duties......................................................................     62
         Section 7.03      Exculpation Rights, Etc...............................................................     63
         Section 7.04      Reliance..............................................................................     63
         Section 7.05      Indemnification.......................................................................     63
         Section 7.06      Administrative Agent In Its Individual Capacity.......................................     64
         Section 7.07      Notice of Default.....................................................................     64
         Section 7.08      Holders of Obligations................................................................     64
         Section 7.09      Resignation by the Administrative Agent...............................................     64

         Section 7.10      Application of Article VII to Swing Line Lender and Letter of Credit
                           Issuer................................................................................     65
         Section 7.11      Other Agents..........................................................................     65

ARTICLE VIII               CHANGE IN CIRCUMSTANCES...............................................................     65

         Section 8.01      Basis for Determining Interest Rate Inadequate or Unfair..............................     65
         Section 8.02      Illegality............................................................................     66
         Section 8.03      Increased Cost and Reduced Return.....................................................     66
         Section 8.04      Base Rate Loans Substituted for Affected LIBOR Loans..................................     68

ARTICLE IX                 MISCELLANEOUS.........................................................................     68

         Section 9.01      Notices...............................................................................     68
         Section 9.02      No Waivers............................................................................     68
         Section 9.03      Expenses; Documentary Taxes; Indemnification..........................................     68
         Section 9.04      Sharing Among Banks...................................................................     69
         Section 9.05      Amendments and Waivers................................................................     69
         Section 9.06      Successors and Assigns................................................................     70
         Section 9.07      Collateral............................................................................     73
         Section 9.08      Governing Law.........................................................................     73
         Section 9.09      Counterparts..........................................................................     73
         Section 9.10      NO ORAL AGREEMENTS; ENTIRE AGREEMENT..................................................     73
         Section 9.11      Confidentiality.......................................................................     73
         Section 9.12      Consent to Jurisdiction; Waiver of Jury Trial.........................................     74
         Section 9.13      Independence of Covenants.............................................................     74
         Section 9.15      Distribution of Material..............................................................     75

Schedule 1.01 - Commitments
Schedule 4.05 - Litigation
Schedule 4.06 - ERISA
Schedule 4.09 - Subsidiaries
Schedule 4.17 - Existing Debt
Schedule 5.11 - Existing Liens
Schedule 9.01 - Notice Information

Exhibit A - Notice of Revolving Credit Borrowing
Exhibit B - Notice of Swing Line Borrowing
Exhibit C - Revolving Credit Note
Exhibit D - Swing Line Note
Exhibit E - Opinion of Borrower's Counsel
Exhibit F - Assignment and Assumption Agreement
Exhibit G - Compliance Certificate
Exhibit H - Borrowing Subsidiary Supplement
Exhibit I - Offshore Currency Addendum

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of October 6, 2004, is by and among ESCO TECHNOLOGIES INC., a Missouri corporation ("Borrower"), the Lenders from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Swing Line Lender, Offshore Currency Fronting Lender, Letter of Credit Issuer, Administrative Agent and Sole Lead Arranger.

                                   WITNESSETH:

         WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility consisting of revolving credit loans to and letters of credit for the account of the Borrower and offshore currency loans to certain Borrowing Subsidiaries in the aggregate amount of up to $100,000,000 at any one time outstanding (including a swing line subfacility thereunder from the Swing Line Lender in the principal amount of up to $7,500,000, a foreign currency subfacility thereunder from the Offshore Currency Fronting Lender in the principal amount of up to $30,000,000 and a letter of credit subfacility thereunder from the Letter of Credit Issuer in the principal amount of up to $25,000,000);

         WHEREAS, the proceeds of the revolving credit facility will be used to refinance certain existing indebtedness of the Borrower, to finance Permitted Acquisitions and for ongoing working capital and general corporate purposes, including, without limitation, to pay fees, costs and expenses incurred in connection with the transactions contemplated hereby; and

         WHEREAS, the Lenders are willing to extend commitments to make Revolving Credit Loans to the Borrower hereunder, the Offshore Currency Fronting Lender is willing to extend a commitment to make Fronted Offshore Currency Loans to the Borrowing Subsidiaries hereunder, the Swing Line Lender is willing to extend a commitment to make Swing Line Loans to the Borrower hereunder and the Letter of Credit Issuer is willing to extend a commitment to issue Letters of Credit upon the application of the Borrower and for the account of the Borrower or a Guarantor Subsidiary hereunder, in each case, for the respective purposes provided herein and only on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

         "Acquired Business" means the entity or assets acquired by the Borrower or a Subsidiary in an Acquisition.

         "Acquired Cash Flow" means, with respect to any period, the Consolidated EBITDA attributable on a pro forma basis to any Acquisitions effected during such period assuming the consummation of such Acquisition as of the first day of such period, taking into account adjustments reasonably satisfactory to Administrative Agent to eliminate the effect of any non-recurring expenses or income with respect to Borrower and its Subsidiaries or any acquired Person or assets on Consolidated EBITDA as determined by the chief financial officer of Borrower, the basis for which are set forth in reasonable detail in the compliance certificate delivered to Administrative Agent pursuant to Section 5.01(c).

         "Acquisition" means any transaction or series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any Subsidiary directly or indirectly (a) acquires all or substantially all of the assets comprising one or more business units of any other Person, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the capital stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership, (iii) a majority (by percentage of voting power) of the outstanding membership interests of a limited liability company or (iv) a majority of the ownership interests in any organization or entity other than a corporation, partnership or limited liability company.

         "Adjusted Base Rate" means the Base Rate plus the Applicable Base Rate Margin. The Adjusted Base Rate shall be adjusted automatically on and as of the effective date of any change in the Base Rate and/or the Applicable Base Rate Margin.

         "Administrative Agent" means Wells Fargo in its capacity as Administrative Agent for the Lenders hereunder, and its successors in such capacity.

         "Administrative Agent-Related Persons" means the Administrative Agent (including any successor Administrative Agent), together with its affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and affiliates.

         "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

         "Affiliate" means any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Borrower or any Subsidiary, (b) which directly or indirectly through one or more intermediaries beneficially owns or holds or has the power to direct the voting power of 5% or more of any class of capital stock, partnership interests, membership interests or other equity interests of the Borrower or any Subsidiary, (c) which has 5% or more of any class of its capital stock, partnership interests, membership interests or other equity interests beneficially owned or held, directly or indirectly, by the Borrower or any Subsidiary or (d) who is a director, officer, manager or employee of the Borrower or any Subsidiary. For purposes of this definition, "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Agent Fee Letter" means the letter agreement between the Borrower and the Administrative Agent, dated ___, 2004, relating to certain agency and other fees due the Administrative Agent and the Lenders, as the same may be amended, modified, extended, renewed, supplemented or restated from time to time.

         "Agreement" means this Credit Agreement, as the same may be amended, modified, extended, renewed, supplemented or restated from time to time.

         "Alternate Currency" shall mean any Offshore Currency (and any other currency which is at the relevant time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars) which the applicable Borrowing Subsidiary requests the Offshore Currency Fronting Lender to include as an Alternate Currency hereunder and which is acceptable to the Offshore Currency Fronting Lender and with respect to which an Offshore Currency Addendum has been executed by a Borrowing Subsidiary and the Offshore Currency Fronting Lender in connection therewith.

         "Applicable Lending Office" means, with respect to any Lender, (a) in the case of its Base Rate Loans, its Base Rate Lending Office and (b) in the case of its LIBOR Loans, its LIBOR Lending Office.

         "Applicable LIBOR Margin", "Applicable Base Rate Margin" and "Applicable Commitment Fee Rate" mean the per annum rate shown in the applicable column below based on the applicable Consolidated Leverage Ratio:

        If the Consolidated               Applicable LIBOR            Applicable Base         Applicable Commitment
      Leverage Ratio is, then                 Margin is                Rate Margin is              Fee Rate is
-------------------------------------------------------------------------------------------------------------------
> or = 2.5 to 1.0 (Pricing Level I)             1.375%                      0.000%                    0.275%

> or = 2.0 to 1.0 but
< 2.5 to 1.0 (Pricing Level II)                 1.125%                      0.000%                    0.250%

> or = 1.5 to 1.0 but
< 2.0 to 1.0 (Pricing Level III)                0.875%                      0.000%                    0.225%

> or = 1.0 to 1.0 but
< 1.50 to 1.0 (Pricing Level IV)                0.750%                      0.000%                    0.200%

< 1.0 to 1.0 (Pricing Level V)                  0.625%                      0.000%                    0.175%

The determination of the Applicable LIBOR Margin, the Applicable Base Rate Margin and the Applicable Commitment Fee Rate as of any date shall be based on the Consolidated Leverage

Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements of Borrower and its Subsidiaries (and the related Compliance Certificate) have been delivered to the Administrative Agent pursuant to Section 5.01 (which determination shall be made and be effective from and after the date the Administrative Agent receives the applicable financial statements and Compliance Certificate from the Borrower); provided, however, that if the applicable financial statements and related Compliance Certificate for any Fiscal Quarter or Fiscal Year are not delivered to the Administrative Agent when due in accordance with Section 5.01, then Pricing Level I shall apply during the period commencing on the date such financial statements and Compliance Certificate were due and ending on the date such financial statements and Compliance Certificate are delivered to the Administrative Agent. Notwithstanding the foregoing, Pricing Level V shall apply during the period commencing on the date of this Agreement and ending on the date the Administrative Agent receives the Borrower's financial statements for its Fiscal Quarter ending September 30, 2004; provided, however, that if such financial statements and related Compliance Certificate are not delivered to the Administrative Agent when due in accordance with Section 5.01, then Pricing Level I shall apply during the period commencing on the date such financial statements and Compliance Certificate were due and ending on the date such financial statements and Compliance Certificate are delivered to the Administrative Agent.

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Assignment and Assumption Agreement" has the meaning set forth in
Section 9.06(c).

         "Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Base Rate Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Base Rate Lending Office) or such other office as such Lender may hereafter designate as its Base Rate Lending Office by notice to the Borrower and the Administrative Agent.

         "Base Rate Loan" means each Loan to be made by a Lender as a Base Rate Loan in accordance with the applicable Notice of Revolving Credit Borrowing or the applicable Offshore Currency Addendum or pursuant to Article VIII, and each Loan continued as a, or converted into, a Base Rate Loan pursuant to Section 2.04(d).

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means, ESCO Technologies Inc., a Missouri corporation, and its successors.

         "Borrowing Subsidiary" means any Foreign Subsidiary that is designated as a Borrowing Subsidiary by the Company pursuant to Section 2.03 (i) with the consent of Administrative Agent, which consent shall not be unreasonably withheld, which Foreign Subsidiary shall have delivered a Borrowing Subsidiary Supplement in accordance with Section 2.03(i).

         "Borrowing" has the meaning set forth in Section 1.03.

         "Borrowing Subsidiary Supplement" means a Borrowing Subsidiary Supplement in the form of Exhibit H.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of LIBOR Loans, a day (other than a Saturday on Sunday) on which lenders generally are open in Denver, Colorado and San Francisco, California for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, (b) with respect to any Loan denominated in a Foreign Currency, a day (other than a Saturday or Sunday) on which lenders generally are open for foreign exchange business in London, England and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursements of or payments in such Offshore Currency will be made or received, and (c) for all other purposes, a day (other than a Saturday or Sunday) on which lenders generally are open in Denver, Colorado and San Francisco, California for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" means any lease of (or other indebtedness arrangements conveying the right to use) real and/or personal property, by a Person as lessee which in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" of any Person means, as of the date of any determination thereof, the amount at which the aggregate rental and other payment obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with GAAP.

         "Central Standard Time" means, at any time, time in the central time zone in the United States at such time, whether daylight savings time or standard time.

         "Compliance Certificate" means a certificate in the form of Exhibit G attached hereto delivered in accordance with Section 5.01(c).

         "Computation Date" has the meaning specified in Section 2.06(a).

         "Consolidated Debt" means, as of the date of any determination thereof, all Debt of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP.

         "Consolidated EBITDA" means, for the period in question, the sum of (a) Consolidated Net Income during such period plus (b) to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense during such period, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by the Borrower and its Subsidiaries during such period (whether paid or accrued) plus (iii) all depreciation and amortization expenses of the Borrower and its Subsidiaries during such period, all determined on a consolidated basis and in accordance with GAAP; provided, however, that for the purposes of determining Consolidated EBITDA for any period during which an Acquisition permitted under this Agreement is consummated, Consolidated EBITDA shall be adjusted to give effect to the consummation of such Acquisition on a pro forma basis in accordance with GAAP, as if such Acquisition occurred on the first day of such period, such adjustments to be calculated in a manner reasonably satisfactory to the Administrative Agent.

         "Consolidated Interest Expense" means, for the period in question, without duplication, all gross interest expense of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by the Borrower and its Subsidiaries with respect to letters of credit, the net costs associated with interest swap obligations of the Borrower and its Subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis and in accordance with GAAP; provided, however, that for the purposes of determining Consolidated Interest Expense for any period during which an Acquisition permitted under this Agreement is consummated, Consolidated Interest Expense shall be adjusted to give effect to the consummation of such Acquisition on a pro forma basis in accordance with GAAP, as if such Acquisition occurred on the first day of such period, such adjustments to be calculated in a manner reasonably satisfactory to the Administrative Agent.

         "Consolidated Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Debt as of such day to (b) Consolidated EBITDA for the four (4) consecutive Fiscal Quarter period ending on such day.

         "Consolidated Net Income" means, for the period in question, the after-tax net income (or loss) of Borrower and its Subsidiaries during such period, determined on a consolidated basis and in accordance with GAAP, after excluding (a) any loss or any income of any Person in which the Borrower or a Subsidiary has an ownership interest (other than a Subsidiary) except to the extent that any such income has actually been received by the Borrower or such Subsidiary in the form of cash dividends or similar cash distributions, (b) any gain or loss (net of any tax effect) resulting from the sale of any capital assets by the Borrower or any Subsidiary other than in the ordinary course of business, (c) extraordinary, unusual or non-recurring gains or losses, (d) gains resulting from the write-up of assets, and (e) proceeds of any life insurance policy.

         "Consolidated Net Worth" means, as of the date of any determination thereof, the consolidated stockholders' equity of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP.

         "Consolidated Total Assets" means, as of the date of any determination thereof, the total amount of all assets of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP.

         "Consolidated Total Capitalization" means, as of the date of any determination thereof, the sum of (a) Consolidated Net Worth as of such date plus (b) Consolidated Debt as of such date.

         "Conversion/Continuation Notice" has the meaning set forth in Section 2.04(d).

         "Credit Availability Period" means the period from and including the Effective Date to but not including the Termination Date.

         "Debt" of any Person shall mean, as of the date of determination thereof, the sum of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all fixed or contingent reimbursement obligations of such Person with respect to letters of credit, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than unsecured trade accounts payable, deferred compensation items and like expense accruals arising in the ordinary course of business), (e) all Capitalized Lease Obligations of such Person, (f) all Synthetic Lease Obligations of such Person, (g) the Swap Termination Value under any Swap Contract to which such Person is a party to the extent such Swap Termination Value is owed or would be owed by such Person, (h) all Debt of any partnership or joint venture (other than a joint venture that it itself a corporation or limited liability company) in which such Person is a general partner of joint venturer, except to the extent that such Debt is expressly made non-recourse to such Person, and (i) all Debt of others of the kind described in clauses (a) through (h) above which is Guaranteed by such Person. The amount of any Debt Guaranteed by a Person pursuant to clause (i) above shall be deemed to be an amount equal to the lesser of (i) the stated or determinable amount (inclusive of principal, interest, fees and other charges) of the primary obligation in respect of which such Guarantee is made or (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of Debt subject to such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as mutually determined by Borrower's Board of Directors and the Administrative Agent.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time, or both, would, unless cured or waived, become an Event of Default.

         "Defaulting Lender" has the meaning set forth in Section 2.04(f).

         "Dollar" and "$" means lawful money of the United States of America.

         "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars, as determined by Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date.

         "Domestic Subsidiary" means each Subsidiary which is not a Foreign Subsidiary.

         "EBITDA" means with respect to any Subsidiary, for the period in question, the sum of (a) Net Income during such period plus (b) to the extent deducted in determining such Net Income, the sum of (i) Interest Expense during such period, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by such Subsidiary and its subsidiaries during such period (whether paid or accrued), plus (iii) all depreciation and amortization expenses of such Subsidiary and its subsidiaries during such period, all determined on a consolidated basis and in accordance with GAAP; provided, however, that for the purposes of determining EBITDA for any period during which an Acquisition permitted under this Agreement is consummated, EBITDA shall be adjusted to give effect to the consummation of such Acquisition on a pro forma basis in accordance with GAAP, as if such Acquisition occurred on the first day of such period, such adjustments to be calculated in a manner reasonably satisfactory to the Administrative Agent.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

         "Eligible Line of Business" means any business engaged in as of the date of this Agreement by the Borrower or any Subsidiary and businesses similar or related thereto.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules or other governmental restrictions to which the Borrower or any Subsidiary is subject relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes or the clean-up or other remediation thereof and any and all judgments, orders, decrees, permits, grants, franchises, licenses or agreements relating to the foregoing to which the Borrower or any Subsidiary is a party or which is otherwise applicable to the Borrower or any Subsidiary.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated, on or after the Effective Date, as a single employer under Section 414 of the Internal Revenue Code.

         "EURIBOR Base Rate" means an interest rate set for the drawing of financial funds in Euro for a period equal to the Interest Period four Business Days prior to the first day of the relevant Interest Period appearing on the Reuters screen at about 11 a.m. Brussels time, page "EURIBOR01". Reuters Screen, page "EURIBOR01" means the displays entitled as page "EURIBOR01" on the money rates monitor of the Reuters agency (Reuters Monitor Money Rate Service) or on any other page which may replace page EURIBOR01 in the service of the said agency for the purposes of display of the interbank interest rates offered on the Eurozone market;

         "EURIBOR Rate" means, with respect to Revolving Credit Loans denominated in Euro for the relevant Interest Period, the sum of (i) the quotient of (A) the EURIBOR Base Rate applicable to such Interest Period, divided by (B) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable LIBOR Margin. The EURIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 9:00 a.m. (Central Standard Time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Financial Officer" means the chief financial officer or the treasurer of the Borrower.

         "Fiscal Quarter" means a fiscal quarter of the Borrower.

         "Fiscal Year" means a fiscal year of the Borrower.

         "Foreign Subsidiary" means each Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state, territory or political subdivision thereof, (b) conducts substantially all of its business outside of the United States of America and (c) has substantially all of its assets outside of the United States of America.

         "Fronted Offshore Currency Commitment" means, for the Offshore Currency Fronting Lender for each Alternate Currency, the obligation of the Offshore Currency Fronting Lender to make Fronted Offshore Currency Loans in such Alternate Currency not exceeding the Dollar Equivalent set forth in the applicable Offshore Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Offshore Currency Addendum.

         "Fronted Offshore Currency Loan" means a loan made by an Offshore Currency Fronting Lender to a Borrowing Subsidiary pursuant to Section 2.03 and an Offshore Currency Addendum.

         "Fronted Offshore Currency Note" means a promissory note in such form as required by the Offshore Currency Addendum.

         "GAAP" means, at any time, generally accepted accounting principles at such time in the United States.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other liability or obligation of any other

Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor Subsidiary" means each of Comtrak Technologies, L.L.C., a Missouri limited liability company, Distribution Control Systems, Inc., a Missouri corporation, ETS-Lindgren L.P., a Texas limited partnership, ESCO Technologies Holding Inc., a Delaware corporation, Filtertek Inc., a Delaware corporation, Lindgren Inc., a Delaware corporation, Lindgren R.F. Enclosures, Inc., an Illinois corporation, PTI Technologies Inc., a Delaware corporation, Rantec Holdings Inc., a Missouri corporation, Rantec Commercial Inc., a California corporation, and Vacco Industries, a California corporation, each of which is a Subsidiary of the Borrower, and any other Subsidiary which hereafter Guarantees the payment of the Obligations.

         "Guaranty" means that certain Continuing Guaranty dated as of the date hereof and executed by each Guarantor Subsidiary in favor of the Administrative Agent, the Swing Line Lender, the Offshore Currency Fronting Lender, the Letter of Credit Issuer and each Lender with respect to the Obligations, as the same may be amended, modified, extended, renewed, supplemented or restated from time to time.

         "Hostile Acquisition" means the acquisition of the capital stock, partnership interests, membership interests or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock, partnership interests, membership interests or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

         "Interest Expense" means with respect to any Subsidiary, for the period in question, without duplication, all gross interest expense of such Subsidiary and its subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by such Subsidiary and its subsidiaries with respect to letters of credit, the net costs associated with interest swap obligations of such Subsidiary and its subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis and in accordance with GAAP; provided, however, that for the purposes of determining Interest Expense for any period during which an Acquisition permitted under this Agreement is consummated, Interest Expense shall be adjusted to give effect to the consummation of such Acquisition on a pro forma basis in accordance with GAAP, as if such Acquisition occurred on the first day of such period, such adjustments to be calculated in a manner reasonably satisfactory to the Administrative Agent.

         "Interest Period" means, with respect to each LIBOR Loan and each Offshore Currency Loan, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the Borrower may elect in the applicable Notice of Revolving Credit Borrowing or Conversion/Continuation Notice, as the case may be; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month; and

                  (c) no Interest Period may extend beyond the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" shall mean any investment (including, without limitation, any loan or advance) by any Person in or to any other Person, whether payment therefor is made in cash or capital stock or other equity interests, and whether such investment is by acquisition of stock or other equity interests or indebtedness, or by loan, advance, transfer of property or assets out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise.

         "Issuance Request" shall have the meaning set forth in Section 2.18(d).

         "Lender" means each lender listed on the signature pages of this Agreement, each Assignee which becomes a Lender pursuant to Section 9.06(c) and their respective successors and assigns; provided, however, that for purposes of this Agreement and each other Loan Document, "Lender" shall also include each affiliate of a Lender which has entered into a Swap Contract with the Borrower relating to any of the Loans and its successor and assigns and each such affiliate and its successors and assigns shall be deemed to be a Lender party to this Agreement.

         "Letter of Credit" means a Letter of Credit issued pursuant to Section 2.18.

         "Letter of Credit Expiry Date" means, with respect to any Letter of Credit, the date which is the earlier of (i) eighteen (18) months after the date of issuance therefor or (ii) five (5) Business Days prior to the Termination Date.

         "Letter of Credit Issuer" means Wells Fargo, as the issuer of the Letters of Credit.

         "Letter of Credit Issuer-Related Persons" means the Letter of Credit Issuer (including any successor Letter of Credit Issuer), together with its affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and affiliates.

         "Letter of Credit Obligations" means, as at the time of determination thereof, the sum of (i) the Reimbursement Obligations then outstanding plus (ii) the aggregate undrawn face amount of the then outstanding Letters of Credit.

         "Letter of Credit Sublimit" means the lesser of (a) $25,000,000 and (b) the total Revolving Credit Commitments at such time.

         "LIBOR Base Rate" means, with respect to LIBOR Loans for the relevant Interest Period, the rate determined by the Administrative Agent to be the rate offered by first-class lenders in the London interbank market to Wells Fargo to place deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant LIBOR Loan and having a maturity equal to such Interest Period.

         "LIBOR Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its LIBOR Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its LIBOR Lending Office by notice to the Borrower and the Administrative Agent.

         "LIBOR Loan" means each Loan to be made as a LIBOR Loan in accordance with the applicable Notice of Revolving Credit Borrowing or the applicable Offshore Currency Addendum.

         "LIBOR Rate" means, with respect to LIBOR Loans for the relevant Interest Period, the sum of (i) the quotient of (A) the LIBOR Base Rate applicable to such Interest Period, divided by (B) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable LIBOR Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, any lease (other than an operating lease), consignment or bailment for security purposes and any Capitalized Lease.

         "Loan" means a Revolving Credit Loan, a Swing Line Loan or a Fronted Offshore Currency Loan.

         "Loan Document" means this Agreement, each Offshore Currency Addendum, each Borrowing Subsidiary Supplement, each Note, each Reimbursement Agreement, the Guaranty, each document evidencing the granting of a security interest or lien with respect to Borrower's direct or indirect ownership interest in each Material Foreign Subsidiary, the Agent Fee Letter, the Upfront Fee Letter and each Swap Contract now or hereafter executed by the Borrower, a Borrowing Subsidiary or a Guarantor Subsidiary with or in favor of a Lender or an affiliate of a Lender relating to any of the Loans, each as the same may be amended, modified, extended, renewed, supplemented or restated from time to time.

         "Material Adverse Effect" means (a) a material adverse effect on the properties, assets, liabilities, business, prospects, operations, income or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower or any Borrowing Subsidiary to perform its obligations under any of the Loan Documents, (c) material impairment of the ability of any Guarantor Subsidiary to perform its obligations under the Guaranty or (d) material impairment of the enforceability of the rights of, or benefits available to, the Administrative Agent, the Swing Line Lender, the Offshore Currency Fronting Lender, the Letter of Credit Issuer and/or any Lender under this Agreement, any Note, the Guaranty and/or any other Loan Document.

         "Material Debt" means any Debt (other than the Obligations) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $10,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

         "Material Subsidiary" means (a) any Domestic Subsidiary which has Guaranteed any Material Debt or (b) any Domestic Subsidiary or Foreign Subsidiary which (i) has assets with an aggregate book value which at any time exceeds 2.5% of Consolidated Total Assets at such time or (ii) has EBITDA during any four (4) consecutive Fiscal Quarter period which exceeds 5% of Consolidated EBITDA during such period. Notwithstanding the foregoing, if at any time (a) all of the Subsidiaries which are not Material Subsidiaries have, in the aggregate, assets with a book value which at any time exceeds 15% of Consolidated Total Assets at such time or (b) all of the Subsidiaries which are not Material Subsidiaries have, in the aggregate, EBITDA during any four (4) consecutive Fiscal Quarter period which exceeds 15% of Consolidated EBITDA during such period, then from and after such time all of the Subsidiaries shall be Material Subsidiaries.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five (5) year period.

         "Net Income" means for any Subsidiary, for the period in question, the after-tax net income (or loss) of such Subsidiary and its subsidiaries during such period, determined on a consolidated basis and in accordance with GAAP, after excluding (a) any loss or any income of any Person in which such Subsidiary or any of its subsidiaries has an ownership interest (other than subsidiary) except to the extent that any such income has actually been received by such Subsidiary or a subsidiary of such Subsidiary in the form of cash dividends or similar cash distributions, (b) any gain or loss (net of any tax effect) resulting from the sale of any capital assets by such Subsidiary or a subsidiary of such Subsidiary other than in the ordinary course of business, (c) extraordinary, unusual or non-recurring gains or losses, (d) gains resulting from the write-up of assets, (e) any earnings of any subsidiary of such Subsidiary unavailable for payment to such Subsidiary and (f) proceeds of any life insurance policy.

         "Notes" means the Revolving Credit Notes, the Swing Line Note and Fronted Offshore Currency Notes, and "Note" means any one of such promissory notes, in each case as the same may from time to time be amended, modified, extended, renewed, supplemented or restated.

         "Notice of Revolving Credit Borrowing" has the meaning set forth in
Section 2.04(a).

         "Notice of Swing Line Borrowing" has the meaning set forth in Section 2.04(b).

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Letter of Credit Obligations and all accrued and unpaid fees, expenses, reimbursements, indemnities and other obligations of the Borrower or any Borrowing Subsidiary to the Administrative Agent, the Swing Line Lender, the Offshore Currency Fronting Lender, the Letter of Credit Issuer, any one or more of the Lenders and/or any indemnified party evidenced by or arising under or in respect of any of the Loan Documents, including, without limitation, obligations under a Swap Contract between the Borrower and a Lender or an affiliate of a Lender relating to any of the Loans.

         "Offshore Currency" means at any time, Euro, Pounds Sterling and, from and after the time of approval by each Lender in accordance with Section 2.06(e), any other currency requested by Company.

         "Offshore Currency Loans" means Fronted Offshore Currency Loans made by the Offshore Currency Fronting Lender to the Borrowing Subsidiaries and Revolving Credit Loans made by the Lenders to Borrower in an Offshore Currency.

         "Offshore Currency Addendum" means an addendum substantially in the form of Exhibit I hereto with such modifications thereto as shall be approved by the Offshore Currency Fronting Lender and Administrative Agent.

         "Offshore Currency Fronting Lender" means Wells Fargo (or any Affiliate, branch or agency thereof) to the extent it is party to an Offshore Currency Addendum as the "Offshore Currency Fronting Lender" thereunder. If any agency, branch or Affiliate of Wells Fargo shall be a party to an Offshore Currency Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, however, that Wells Fargo shall to the exclusion of such agency, branch or Affiliate, continue to have all the voting rights vested in it by the terms hereof.

         "Offshore Currency Sublimit" means $30,000,000.00.

         "Parent" means, with respect to any Lender, any Person controlling such Lender.

         "Participant" has the meaning set forth in Section 9.06(b).

         "Payment Office" means the main office of the Administrative Agent located in Denver, Colorado.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Acquisition" shall mean any Acquisition by the Borrower or any Wholly-Owned Subsidiary so long as (a) the Acquired Business is in an Eligible Line of Business, (b) the Acquisition is not a Hostile Acquisition, (c) the Borrower has given the Administrative Agent at least ten (10) Business Days prior written notice of such Acquisition (or such lesser notice as the Required Lenders may agree to in writing) and has provided the Administrative Agent with such financial and other information concerning such Acquisition as the Administrative Agent or the Required Lenders may reasonably request (and the Administrative Agent hereby agrees to promptly forward such notices and such financial and other information to each of the Lenders), (d) if such Acquisition involves a merger or consolidation of the Borrower or any Subsidiary and another entity, the Borrower or such Subsidiary, as the case may be, is the surviving entity, (e) the total purchase price (including fees and expenses) for such Acquisition (whether payable at closing or at any time or times after closing of the applicable Acquisition, and if payable after closing and not determinable prior to closing, as reasonably estimated by the Borrower, and in any event including the amount of any indebtedness assumed by the Borrower or any Subsidiary as a part of such Acquisition) does not exceed the sum of $65,000,000, (f) the total purchase price (including fees and expenses) for all Acquisitions consummated by the Borrower and/or any Subsidiary during the one
(1) year period preceding the date of consummation of the Acquisition in question (including the Acquisition in question) (whether payable at closing or at any time or times after closing of the applicable Acquisition, and if payable after closing and not determinable prior to closing, as reasonably estimated by the Borrower, and in any event including the amount of any indebtedness assumed by Borrower or any Subsidiary as a part of the applicable Acquisition) does not exceed the sum of $65,000,000, (g) both immediately before and immediately after giving effect to such Acquisition, the Borrower is in compliance with all of the terms, provisions, covenants and conditions contained in this Agreement and the other Loan Documents, (h) if such Acquisition had been consummated on the last day of the Fiscal Quarter immediately preceding the actual date of such Acquisition (the "Assumed Acquisition Date"), on a pro forma basis the Borrower would have been in compliance with all of the terms, provisions, covenants and conditions contained in this Agreement and the other Loan Documents at all times from and after the Assumed Acquisition Date, which pro forma compliance shall be demonstrated by the Borrower to the Administrative Agent and each Lender pursuant to such financial and other information concerning such Acquisition as the Administrative Agent or the Required Lenders may reasonably request, (i) after giving effect to such Acquisition, the Consolidated Leverage Ratio does not exceed 2.5 to 1.0, (j) the Acquired Business shall be owned directly by the Borrower or a Wholly-Owned Subsidiary, (k) if a new Material Subsidiary is formed or acquired as a result of or in connection with the Acquisition, the Borrower shall have complied with the requirements of Section 5.17 in connection therewith and (l) both immediately before and immediately after giving effect to such Acquisition, no Default or Event of Default shall exist.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five (5) years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prime Rate" means at any time the rate of interest per annum most recently announced within Wells Fargo at its principal office in San Francisco, California as its Prime Rate, with the understanding that Wells Fargo's Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Each change in the Prime Rate shall be effective on the day the change is announced within Wells Fargo.

         "Register" has the meaning set forth in Section 9.06(f).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member lenders of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by lenders for the purpose of purchasing or carrying margin stocks applicable to member lenders of the Federal Reserve System.

         "Reimbursement Agreement" means each application and/or agreement for irrevocable standby letter of credit executed by Borrower in connection with any Letter of Credit, each as the same may be amended, modified, extended, renewed, supplemented or restated from time to time.

         "Reimbursement Obligations" means, at any time, the aggregate (without duplication) of the Obligations of the Borrower to the Letter of Credit Issuer, the Administrative Agent and/or any Lender in respect of all unreimbursed payments or disbursements made by the Letter of Credit Issuer, the Administrative Agent and/or any Lender under or in respect of draws made under any Letter of Credit.

         "Required Lenders" means at any time Lenders having at least 50% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have been terminated, holding Revolving Credit Notes evidencing at least 50% of the aggregate unpaid principal amount of the Revolving Credit Loans.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum, aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities.

         "Revolving Credit Commitment" means, with respect to any Lender, the principal amount set forth opposite the name of such Lender on Schedule 1.01 hereto or in any Assignment and Assumption Agreement under the caption "Amount of Revolving Credit

Commitment"; and "Revolving Credit Commitments" means such commitments collectively, which commitments equal $100,000,000 in the aggregate as of the Effective Date, as such amount may be reduced from time to time pursuant to
Section 2.11.

         "Revolving Credit Commitment Percentage" means, with respect to each Lender, the percentage equal to a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment and the denominator of which is the aggregate amount of the Revolving Credit Commitments.

         "Revolving Credit Loan" means a loan made by a Lender pursuant to
Section 2.01, which may be a Base Rate Loan or a LIBOR Loan.

         "Revolving Credit Notes" means revolving credit notes of the Borrower, substantially in the form of Exhibit C hereto, evidencing the obligation of the Borrower to repay the Revolving Credit Loans, and "Revolving Credit Note" means any one of such revolving credit notes issued hereunder, in each case as the same may from time to time be amended, modified, extended, renewed, supplemented or restated.

         "Spot Rate" for a currency means the rate quoted by Wells Fargo as the spot rate for the purchase by Wells Fargo of such currency with another currency at approximately 11:00 a.m. at the relevant foreign currency trading office of Wells Fargo on the date two Business Days prior to the date as of which the foreign exchange computation is made.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting capital stock, partnership interests, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower or one of its other Subsidiaries.

         "Swap Contract" shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" shall mean, in respect of any Swap Contract, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract,

(a) for any date on or after the date such Swap Contract has been closed out and a termination value determined in accordance therewith, such termination value and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contract (which may include a Lender or any affiliate of a Lender).

         "Swing Line Commitment" means the lesser of (a) $7,500,000 and (b) the total Revolving Credit Commitments at such time.

         "Swing Line Lender" means Wells Fargo.

         "Swing Line Lender-Related Persons" means the Swing Line Lender (including any successor Swing Line Lender), together with its affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and affiliates.

         "Swing Line Loan" means a loan made by the Swing Line Lender pursuant to Section 2.02.

         "Swing Line Note" means the swing line note of the Borrower, substantially in the form of Exhibit D hereto, evidencing the obligation of the Borrower to repay the Swing Line Loans, as the same may from time to time be amended, modified, extended, renewed, supplemented or restated.

         "Synthetic Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other indebtedness arrangements conveying the right to use) real or personal property of such Person which may be classified and accounted for as an operating lease or off-balance sheet liability for accounting purposes but as a secured or unsecured loan for tax purposes under the Internal Revenue Code.

         "Termination Date" means October         , 2009.

         "Total Outstandings" means, as of any date, the sum of (a) the aggregate principal amount of all Revolving Credit Loans outstanding as of such date, plus (b) the aggregate principal amount of all Swing Line Loans outstanding as of such date plus (c) the aggregate amount of all Fronted Offshore Currency Loans outstanding as of such date plus (d) the aggregate Letter of Credit Obligations outstanding as of such date.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Upfront Fee Letter" means the letter agreement by and among the Borrower, the Administrative Agent and the Lenders, dated as of the date of this Agreement, relating to the upfront fees payable to the Lenders, as amended, supplemented or otherwise modified from time to time.

         "Voting Stock" means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of the Borrower, other than stock having such power only by reason of the happening of a contingency.

         "Wells Fargo" means Wells Fargo Bank, National Association, in its individual capacity.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower's other Wholly-Owned Subsidiaries at such time.

         Section 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time (recognizing that unaudited interim financial statements may be subject to normal year-end adjustments and may not contain footnotes), applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any covenant in Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         Section 1.03 Types of Borrowings. The term "Borrowing" denotes the aggregation of Revolving Credit Loans of one or more Lenders to be made to the Borrower pursuant to Article II on a single date and, in the case of LIBOR Loans and Offshore Currency Loans, for a single Interest Period. Borrowings may be classified for purposes of this Agreement by reference to the pricing of Revolving Credit Loans comprising such Borrowing (e.g., a "Base Rate Borrowing" is a Borrowing comprised of Base Rate Loans, a "LIBOR Borrowing" is a Borrowing comprised of LIBOR Loans and an "Offshore Currency Borrowing" is a Borrowing comprised of Offshore Currency Loans).

                                   ARTICLE II
                                   THE CREDITS

         Section 2.01 Revolving Credit Commitments. During the Credit Availability Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this
Section 2.01 from time to time in Dollars and Offshore Currencies in amounts such that the aggregate outstanding principal amount of Revolving Credit Loans by such Lender shall not exceed the amount of its Revolving Credit Commitment less the sum of (i) such Lender's Revolving Credit Commitment Percentage of Letter of Credit

Obligations at such time plus (ii) such Lender's Revolving Credit Commitment Percentage of aggregate principal amount of Swing Line Loans outstanding at such time plus (iii) such Lender's Revolving Credit Commitment Percentage of the Dollar Equivalent of the aggregate principal amount of Fronted Offshore Currency Loans outstanding at such time. The Dollar Equivalent of all Revolving Credit Loans denominated in an Offshore Currency, when aggregated with the Dollar Equivalent of all Fronted Offshore Currency Loans plus the Dollar Equivalent of all Letter of Credit Obligations denominated in an Offshore Currency, shall not exceed the Offshore Currency Sublimit. Each Borrowing under this Section 2.01 which is a Base Rate Borrowing shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000. Each Borrowing under this Section
2.01 which is a LIBOR Borrowing or an Offshore Currency Borrowing shall be in an aggregate principal amount of $2,000,000 or any larger multiple of $500,000. Each Borrowing under this Section 2.01 shall be made from the several Lenders ratably in proportion to their respective Revolving Credit Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.13, prepay Revolving Credit Loans and reborrow at any time during the Credit Availability Period under this Section 2.01.

         Section 2.02 Swing Line Commitment.

                  (a) During the Credit Availability Period, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.02 from time to time in amounts such that the aggregate outstanding principal amount of Swing Line Loans shall not exceed the lesser of (i) the amount of the Swing Line Commitment or (ii) the sum of (A) the total Revolving Credit Commitments at such time minus (B) the aggregate principal amount of Revolving Credit Loans outstanding at such time minus (C) the aggregate principal amount of Fronted Offshore Currency Loans outstanding at such time minus (D) the aggregate amount of Letter of Credit Obligations at such time. No Swing Line Loan may be outstanding for more than ten (10) Business Days. The Swing Line Lender shall not make any Swing Line Loan to refinance any outstanding Swing Line Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Revolving Credit Commitment Percentage of the amount of such Swing Line Loan. Within the foregoing limits, the Borrower may borrow under this Section 2.02, repay or prepay Swing Line Loans and reborrow at any time during the Credit Availability Period under this Section 2.02.

                  (b) The Swing Line Lender may at any time in its sole and absolute discretion request, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to so request on its behalf), that each Lender make a Revolving Credit Loan which is a Base Rate Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.04 and shall be subject to the conditions set forth in
Article III. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Notice of Revolving Credit Borrowing promptly after delivering such notice to the Administrative Agent. Not later than 2:00 p.m. (Central Standard
Time) on the date of such Revolving Credit Loan, each Lender shall make an amount equal to its Revolving Credit Commitment Percentage of the amount specified in such Notice of Revolving Credit Borrowing available, in Federal or other funds immediately available in Denver, Colorado, to the Administrative Agent at its Payment

Office. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Swing Line Lender at the Administrative Agent's aforesaid address to pay the then outstanding Swing Line Loans, whereupon, subject to Section 2.02(c) below, each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan which is a Base Rate Loan to the Borrower in such amount.

                  (c) If for any reason any Revolving Credit Loan cannot be requested in accordance with Section 2.02(b) above or any Swing Line Loan cannot be refinanced by such a Revolving Credit Loan, the Notice of Revolving Credit Borrowing submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lender's fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.02(b) above shall be deemed payment in respect of such participation.

                  (d) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of
Section 2.02(b) by the time specified in Section 2.02(b), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under Section 2.02 shall be conclusive absent manifest error.

                  (e) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this
Section 2.02 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Credit Loans pursuant to Section 2.02(b) is subject to the conditions set forth in Article III. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

                  (f) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its pro rata share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was outstanding and funded) in the same funds as those received by the Swing Line Lender and in accordance with the time frames set forth in Section 2.14.

                  (g) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its pro rata share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand if such demand is made by 2:00 p.m. (Central Standard Time) on such day or from the day after the date of such demand if such demand is made after 2:00 p.m. (Central Standard Time) on such day to the date such amount is returned if such return is made by 4:00 p.m. (Central Standard Time) on such day or to the day after the date of such return if such return is made after 4:00 p.m. (Central Standard Time) on such day, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

                  (h) Until each Lender funds its Revolving Credit Loan or participation pursuant to this Section 2.02 to refinance such Lender's Revolving Credit Commitment Percentage of any Swing Line Loan, interest in respect of such pro rata share shall be solely for the account of the Swing Line Lender.

         Section 2.03 Fronted Offshore Currency Loans.

                  (a) During the Credit Availability Period, the Offshore Currency Fronting Lender agrees, on the terms and conditions set forth in this Agreement and in the applicable Offshore Currency Addendum, to make Fronted Offshore Currency Loans under such Offshore Currency Addendum to the Borrowing Subsidiary party to such Offshore Currency Addendum from time to time in the applicable Offshore Currency, in amounts such that the aggregate outstanding principal amount of Fronted Offshore Currency Loans shall not exceed the lesser of (i) the amount of the Fronted Offshore Currency Commitment or (ii) the sum of
(A) the total Revolving Credit Commitments at such time minus (B) the aggregate principal amount of Revolving Credit Loans outstanding at such time minus (C) the aggregate principal amount of Swing Line Loans outstanding at such time minus (D) the aggregate amount of Letter of Credit Obligations at such time; provided, that, at no time shall the Dollar Equivalent of the Fronted Offshore Currency Loans for any specific Alternate Currency exceed the maximum amount specified for such Alternate Currency in the applicable Offshore Currency Addendum; and, provided further, that, at no time shall the Dollar Equivalent of all Fronted Offshore Currency Loans, when aggregated with the Dollar Equivalent of all Revolving Credit Loans and Letter of Credit Obligations denominated in an Offshore Currency, exceed the Offshore Currency Sublimit. Within the foregoing limits, the applicable Borrowing Subsidiary may borrow under this Section 2.03, repay, or to the extent permitted by Section 2.13, prepay Fronted Offshore Currency Loans and reborrow at any time during the Credit Availability Period under this Section 2.03. All such Fronted Offshore Currency Loans shall be subject to an unlimited continuing guaranty of payment by the Borrower and by all Domestic Subsidiaries which are Material Subsidiares.

                  (b) Except as otherwise required by applicable law, in no event shall the Offshore Currency Fronting Lender have the right to accelerate the Fronted Offshore Currency Loans outstanding under any Offshore Currency Addendum prior to the stated termination date in respect thereof, except that the Offshore Currency Fronting Lender shall have such rights upon an acceleration of the Loans and a termination of the Revolving Credit Commitments pursuant to Section 6.

                  (c) The Offshore Currency Fronting Lender shall furnish to Administrative Agent not less frequently than monthly, at the end of each calendar quarter, and at any other time upon the request of Administrative Agent, a statement setting forth the outstanding Fronted

Offshore Currency Loans made and repaid under each applicable Offshore Currency Addendum during the period since the last such report under such Offshore Currency Addendum.

                  (d) Immediately and automatically upon the occurrence of an Event of Default under Sections 6.01(a),(g) or (h), each Lender shall be deemed to have unconditionally and irrevocably purchased from the Offshore Currency Fronting Lender, without recourse or warranty, an undivided interest in and participation in each Fronted Offshore Currency Loan ratably in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of such Loan, and immediately and automatically all Fronted Offshore Currency Loans shall be converted to and redenominated in Dollars equal to the Dollar Equivalent of each such Fronted Offshore Currency Loan determined as of the date of such conversion; provided, that to the extent such conversion shall occur other than at the end of an Interest Period, the applicable Borrowing Subsidiary shall pay to the Offshore Currency Fronting Lender all losses and breakage costs related thereto in accordance with Section 2.15. Each of the Lenders shall pay to the Offshore Currency Fronting Lender not later than two (2) Business Days following a request for payment from the Offshore Currency Fronting Lender, in Dollars, an amount equal to the undivided interest in and participation in the Fronted Offshore Currency Loan purchased by such Lender pursuant to this Section 2.03(d). In the event that any Lender fails to make payment to the applicable Offshore Currency Fronting Lender of any amount due under this Section 2.03(d), Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives from such Lender an amount sufficient to discharge such Lender's payment obligation as prescribed in this Section 2.03(d) together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the Offshore Currency Fronting Lender and ending on the date such obligation is fully satisfied. Administrative Agent will promptly remit all payments received as provided above to the Offshore Currency Fronting Lender. In consideration of the risk participations described in this Section 2.03(d), each Lender shall receive, from the accrued interest paid for periods prior to the conversion of any Fronted Offshore Currency Loan as described above by the applicable Borrowing Subsidiary on each Fronted Offshore Currency Loan, a fee equal to such Lender's Revolving Credit Commitment Percentage of the Applicable LIBOR Margin component of the interest accrued on such Loan, as in effect from time to time during the period such interest accrued. Such portion of the interest paid by or on behalf of the applicable Borrowing Subsidiary on Fronted Offshore Currency Loans to the Offshore Currency Fronting Lender shall be paid as promptly as possible by the Offshore Currency Fronting Lender to Administrative Agent, and Administrative Agent shall as promptly as possible convert such amount into Dollars at the Spot Rate in accordance with its normal banking practices and apply such resulting amount ratably among the Lenders (including the Offshore Currency Fronting Lender) in proportion to their respective Revolving Credit Commitment Percentages.

                  (e) Whenever, at any time after a Lender has purchased a participating interest in a Fronted Offshore Currency Loan, the Offshore Currency Fronting Lender receives any payment on account thereof, the Offshore Currency Fronting Lender will distribute to Administrative Agent for delivery to each Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Offshore Currency Fronting Lender is required to be returned, such Lender will return to Administrative Agent for delivery to the Offshore

Currency Fronting Lender any portion thereof previously distributed by Administrative Agent or such Offshore Currency Fronting Lender to it.

                  (f) Each Lender's obligation to purchase the participating interests referred to in subsection 2.03(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower may have against the Offshore Currency Fronting Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of Borrower, any Borrowing Subsidiary or any Guarantor Subsidiary, (iv) any breach of this Agreement or any other Loan Document by Borrower, any Borrowing Subsidiary or any Guarantor Subsidiary or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (g) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Lenders, all or any part of any outstanding Fronted Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars assumed by Borrower with effect from the last day of the Interest Period with respect to any such Fronted Offshore Currency Loans. Administrative Agent will promptly notify the Borrowing Subsidiaries of any such redenomination and conversion request.

                  (h) On or after the Effective Date, with the consent of Administrative Agent, which consent shall not be unreasonably withheld, Borrower may designate any Foreign Subsidiary as a Borrowing Subsidiary by delivery to Administrative Agent of a Borrowing Subsidiary Supplement executed by such Foreign Subsidiary and Borrower, together with a Fronted Offshore Currency Note in favor of the Offshore Currency Fronting Lender and an Offshore Currency Addendum, and upon such delivery such Foreign Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and party to this Agreement; provided, however, that Borrower shall not request, and will not permit any of its Subsidiaries to request, and Offshore Currency Fronting Lender shall not enter into, any Offshore Currency Addendum, or amendment to an existing Offshore Currency Addendum, that would result in the sum of the Fronted Offshore Currency Commitments and the Dollar Equivalent of the outstanding Revolving Credit Loans and Letter of Credit Obligations denominated in an Offshore Currency exceeding the Offshore Currency Sublimit. For the avoidance of doubt, the parties agree that the Offshore Currency Fronting Lender shall be under no obligation to enter into any Offshore Currency Addendum. As soon as practicable upon receipt of a Borrowing Subsidiary Supplement, Administrative Agent will deliver a copy thereof to each Lender. So long as the principal of and interest on all Loans made to any Borrowing Subsidiaries under this Agreement shall have been paid in full and all other obligations of such Borrowing Subsidiaries shall have been fully performed, such Borrowing Subsidiary may, upon not less than five Business Days' prior written notice to Administrative Agent and the Offshore Currency Fronting Lender (which shall promptly notify the Lenders thereof), terminate its status as a Borrowing Subsidiary.

         Section 2.04 Notice of Borrowings.

                  (a) Notice of Revolving Credit Borrowings. The Borrower shall give the Administrative Agent notice in the form of Exhibit A attached hereto (a "Notice of Revolving Credit Borrowing") not later than (x) 10:00 a.m. (Central Standard Time) on the Business Day of each Base Rate Borrowing in Dollars, (y) 10:00 a.m. (Central Standard Time) on the third Business Day before each LIBOR Borrowing in Dollars, and (z) 10:00 a.m. (Central Standard Time) on the fourth Business Day before each Borrowing in an Offshore Currency specifying:

                           (i) the date of such Borrowing, which shall be a
Business Day,

                           (ii) the aggregate amount of such Borrowing in
Dollars or Offshore Currency,

                           (iii) if in Dollars, whether the Revolving Credit
Loans comprising such Borrowing are to be Base Rate Loans or LIBOR Loans, and

                           (iv) in the case of a LIBOR Borrowing or an Offshore
Currency Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Notice of Swing Line Borrowings. The Borrower shall give the Administrative Agent notice in the form of Exhibit B attached hereto (a "Notice of Swing Line Borrowing") not later than 12:00 noon (Central Standard
Time) on the date of each Swing Line Loan, specifying:

                           (i) the date of such Swing Line Loan, which shall be
a Business Day, and

                           (ii) the aggregate amount of such Swing Line Loan.

                  (c) Notice of Fronted Offshore Currency Borrowings. The applicable Borrowing Subsidiary shall give the Administrative Agent and the Offshore Currency Fronting Lender notice of each Fronted Offshore Currency Loan in the manner and the form provided for in the applicable Offshore Currency Addendum.

                  (d) Conversion and Continuation of Outstanding Advances. Base Rate Borrowings shall continue as Base Rate Borrowings unless and until such Base Rate Borrowings are converted into LIBOR Loans pursuant to this Section
2.04 or are repaid in accordance with this Article II. Each LIBOR Borrowing shall continue as a LIBOR Borrowing until the end of the then applicable Interest Period therefor, at which time such LIBOR Borrowing shall be automatically converted into a Base Rate Borrowing unless (x) such LIBOR Borrowing is or was repaid in accordance with this Article II or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) at least three (3) Business Days prior to the expiration of the current Interest Period requesting that, at the end of such Interest Period, such LIBOR Borrowing continue as a LIBOR Borrowing for the same or another Interest Period. Each Offshore Currency Borrowing shall continue as an Offshore Currency Borrowing until the end of the then applicable Interest Period therefor, at which time such Offshore Currency Borrowing shall continue as an Offshore Currency Borrowing for an identical Interest Period unless (x) such Offshore Currency Borrowing is or was repaid in accordance with this
Article II or (y) the Borrower shall have given the Administrative Agent notice not later than 10:00 a.m. (Central Standard Time) at least four (4) Business Days prior to the expiration of the current Interest Period requesting that at the end of such Interest Period, such Offshore Currency

Borrowing continue for a different Interest Period. The Borrower may elect from time to time to convert all or any part of a Base Rate Borrowing into a LIBOR Borrowing, provided that the resulting Borrowings shall be in a minimum amount of $2,000,000 or any larger multiple of $500,000. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Base Rate Borrowing into a LIBOR Borrowing or continuation of a LIBOR Borrowing not later than 10:00 a.m. (Central Standard Time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

                           (i) the requested date, which shall be a Business
Day, of such conversion or continuation,

                           (ii) the aggregate amount of the Borrowing which is
to be converted or continued and whether such Borrowing is a Base Rate Borrowing or a LIBOR Borrowing, and

                           (iii) the amount of such Borrowing which is to be
converted into or continued as a LIBOR Borrowing and the duration of the Interest Period applicable thereto.

In no event shall Borrower be permitted more than ten (10) Interest Periods outstanding at any one time under this Agreement. Notwithstanding the foregoing, so long as any Default or Event of Default has occurred and is continuing, the Borrower shall not be permitted to continue any LIBOR Borrowing as a LIBOR Borrowing or to convert any Base Rate Borrowing into a LIBOR Borrowing.

         Section 2.05 Notice to Lenders; Funding of Loans.

                  (a) Upon receipt of a Notice of Revolving Credit Borrowing, the Administrative Agent shall notify each Lender of the contents thereof by 12:00 noon (Central Standard Time) on the date of the Administrative Agent's receipt thereof if received by the Administrative Agent at or prior to 10:00 a.m. (Central Standard Time) on a Business Day or by 10:00 a.m. (Central Standard Time) on the first Business Day after the date of the Administrative Agent's receipt thereof if received by the Administrative Agent after 10:00 a.m. (Central Standard Time) on a Business Day or on a day which is not a Business Day, and of such Lender's share of such Borrowing and such Notice of Revolving Credit Borrowing shall not thereafter be revocable by the Borrower. If the Notice of Revolving Credit Borrowing is in an Offshore Currency, the Administrative Agent shall notify each Lender of the Dollar Equivalent thereof and the applicable Spot Rate used by Administrative Agent to determine the Dollar Equivalent amount.

                  (b) Upon receipt of a Notice of Swing Line Borrowing, the Administrative Agent shall promptly notify the Swing Line Lender of the contents thereof and such Notice of Swing Line Borrowing shall not thereafter be revocable by the Borrower.

                  (c) Upon receipt of a Notice of Fronted Offshore Currency Borrowing, the Administrative Agent shall promptly notify the Offshore Currency Fronting Lender of the contents thereof and such Notice of Fronted Offshore Currency Borrowing shall not thereafter be revocable by the Borrower.

                  (d) Not later than 2:00 p.m. (Central Standard Time) on the date of each Revolving Credit Loan, each Lender shall (except as provided in subsection (e) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in Denver, Colorado, to the Administrative Agent at its Payment Office. Unless the Administrative Agent has received written notice from Borrower or any Lender, or otherwise determines, that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

                  (e) Not later than 2:00 p.m. (Central Standard Time) on the date of each Swing Line Loan, the Swing Line Lender shall make available the principal amount of such Swing Line Loan, in Federal or other funds immediately available in Denver, Colorado, to the Administrative Agent at its Payment Office. Unless the Administrative Agent has received written notice from Borrower or any Lender, or otherwise determines, that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Swing Line Lender available to the Borrower at the Administrative Agent's aforesaid address.

                  (f) Subject to the terms of this Agreement and the applicable Offshore Currency Addendum, the Offshore Currency Fronting Lender shall make available the principal amount of each Fronted Offshore Currency Loan to the applicable Borrowing Subsidiary in accordance with the terms of the Offshore Currency Addendum.

                  (g) If new Revolving Credit Loans are to be made hereunder on a day on which the Borrower is to prepay or repay all or any part of outstanding Revolving Credit Loans, the Lenders shall apply the proceeds of the new Revolving Credit Loans to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being prepaid or repaid shall be made available by the Lenders to the Administrative Agent as provided in subsection (c) above, or remitted by the Borrower to the Administrative Agent as provided in Section 2.13, as the case may be. In such case, the incurrence of such new Revolving Credit Loans and the prepayment or repayment of such outstanding Revolving Credit Loans shall be deemed to have occurred simultaneously.

                  (h) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (d) and (e) of this Section 2.05 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender ("Defaulting Lender") shall not have so made such share available to the Administrative Agent, such Defaulting Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.09 and (ii) in the case of such Defaulting Lender, the Federal Funds Effective Rate. If a Defaulting Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Defaulting Lender's

Revolving Credit Loan included in such Borrowing for purposes of this Agreement. In addition, until such amount is paid in full by the Defaulting Lender to the Administrative Agent, (a) the Defaulting Lender grants the Administrative Agent the unconditional and irrevocable right of setoff against any amounts (including, without limitation, payments of principal, interest and fees, as well as indemnity payments) received by the Administrative Agent under this Agreement for the benefit of such Defaulting Lender and (b) if such failure to pay shall continue for a period of fifteen (15) or more Business Days, the Defaulting Lender shall forfeit any right to vote on any matter that (i) the Required Lenders or (ii) all of the Lenders are permitted to vote for under this Agreement or any other Loan Document (and the calculation, and definition, of Required Lenders shall exclude such Defaulting Lender's interest in the Revolving Credit Commitments, the Revolving Credit Notes and the Revolving Credit Loans); provided, however, once such a failure is cured, then such Defaulting Lender shall, subsequent thereto, regain all of its voting rights under this Agreement and the other Loan Documents.

                  (i) Unless the Administrative Agent shall have received notice from the Swing Line Lender prior to the date of any Swing Line Loan that the Swing Line Lender will not make available to the Administrative Agent such Swing Line Loan, the Administrative Agent may assume that the Swing Line Lender has made such share available to the Administrative Agent on the date of such Swing Line Loan in accordance with subsection (d) of this Section 2.05 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that the Swing Line Lender shall not have so made such share available to the Administrative Agent, the Swing Line Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Effective Rate and the interest rate applicable thereto pursuant to Section 2.09 and (ii) in the case of the Swing Line Lender, the Federal Funds Effective Rate. If the Swing Line Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute a Swing Line Loan for purposes of this Agreement.

         Section 2.06 Utilization of Commitments in Offshore Currencies.

                  (a) Administrative Agent will determine the Dollar Equivalent with respect to (i) any Borrowing comprised of Offshore Currency Loans (A) as of the requested date of Borrowing, (B) as of the last Business Day of each month and (C) as of any redenomination date pursuant to this Section 2.06 and (ii) any Letter of Credit denominated in an Offshore Currency (A) as of the date of issuance thereof and (B) as of the last Business Day of each week (each such date under clauses (i) and (ii) a "Computation Date"). Administrative Agent will provide Borrower with the amount determined pursuant to the foregoing clause (i) and (ii) promptly following the end of each month.

                  (b) In the case of a proposed Borrowing of Revolving Credit Loans comprised of Offshore Currency Loans, Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if Administrative Agent has received notice from any Lender by 3:00 p.m. (Central Standard Time) three Business Days prior to the day of such Borrowing that such Lender cannot provide Loans in the requested Offshore

Currency, in which event Administrative Agent will give notice to Borrower no later than 9:00 a.m. (Central Standard Time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, no such Borrowing shall be made and any request for a Revolving Credit Loan in such Offshore Currency shall be deemed withdrawn and shall otherwise be without effect.

                  (c) In the case of a proposed continuation of Revolving Credit Loans comprised of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.04, Lenders shall be under no obligation to continue such Offshore Currency Loans if Administrative Agent has received notice from any Lender by 4:00 p.m. (Central Standard Time) three Business Days prior to the day of such continuation that such Lender cannot continue to provide Loans in the Offshore Currency, in which event Administrative Agent will give notice to Borrower not later than 9:00 a.m. (Central Standard Time) on the second Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the Offshore Currency is not then available, and notice thereof also will be given promptly by Administrative Agent to Lenders. If Administrative Agent shall have so notified Borrower that any such continuation of Offshore Currency Loans is not then available, any Notice of Revolving Credit Borrowing with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Base Rate Loans with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. Administrative Agent will promptly notify Borrower and Lenders of any such redenomination and, in such notice by Administrative Agent to each Lender, Administrative Agent will state the aggregate Dollar Equivalent of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Lender's pro rata share thereof.

                  (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of Required Lenders, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars assumed by Borrower with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. Administrative Agent will promptly notify the Borrower and the Borrowing Subsidiaries of any such redenomination and conversion request.

                  (e) Borrower shall be entitled to request that Revolving Credit Loans hereunder shall also be permitted to be made in any other lawful currency constituting a eurocurrency, in addition to the currencies specified in the definition of "Offshore Currency" herein, that in the opinion of each Lender is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). Borrower shall deliver to Administrative Agent any request for designation of an Agreed Alternative Currency to be received by Administrative Agent not later than noon (Central Standard Time) at least ten Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request Administrative Agent will promptly notify Lenders thereof, and each Lender will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Lender may grant or accept such request in its sole discretion. Administrative Agent will promptly notify Company of the acceptance or rejection of any such request.

         Section 2.07 Notes.

                  (a) The Revolving Credit Loans of each Lender shall be evidenced by a single Revolving Credit Note substantially in the form of Exhibit D hereto payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the amount of such Lender's Revolving Credit Commitment.

                  (b) The Swing Line Loans shall be evidenced by a single Swing Line Note substantially in the form of Exhibit E hereto payable to the order of the Swing Line Lender for the account of its Applicable Lending Office in an amount equal to the amount of the Swing Line Commitment.

                  (c) The Fronted Offshore Currency Loans shall be evidenced by the Fronted Offshore Currency Notes executed and delivered by the Borrowing Subsidiaries in accordance with the terms of the Offshore Currency Addenda.

                  (d) Upon receipt of each Lender's Revolving Credit Note pursuant to Section 3.01(b), the Administrative Agent shall deliver such Revolving Credit Note to such Lender. Each Lender shall record in its books and records the date, amount, type and Interest Period (if any) of each Revolving Credit Loan made by it and the date and amount of each payment of principal and/or interest made by the Borrower with respect thereto; provided that the obligation of the Borrower to repay each Revolving Credit Loan shall be absolute and unconditional, notwithstanding any failure of such Lender to make any such recordation or any mistake by such Lender in connection with any such recordation. The books and records of each Lender showing the account between such Lender and the Borrower shall be prima facie evidence of the items set forth therein in the absence of manifest error.

                  (e) Upon receipt of the Swing Line Note pursuant to Section 3.01(c), the Administrative Agent shall deliver such Swing Line Note to the Swing Line Lender. The Swing Line Lender shall record in its books and records the date and amount of each Swing Line Loan made by it and the date and amount of each payment of principal and/or interest made by the Borrower with respect thereto; provided that the obligation of the Borrower to repay each Swing Line Loan shall be absolute and unconditional, notwithstanding any failure of the Swing Line Lender to make any such recordation or any mistake by the Swing Line Lender in connection with any such recordation. The books and records of the Swing Line Lender showing the account between the Swing Line Lender and the Borrower shall be prima facie evidence of the items set forth therein in the absence of manifest error.

                  (f) Upon receipt of a Fronted Offshore Currency Note pursuant to Section 2.03(f), the Administrative Agent shall deliver such Fronted Offshore Currency Note to the Offshore Currency Fronting Lender. The Offshore Currency Fronting Lender shall record in its books and records the date and amount of each Fronted Offshore Currency Loan made by it and the date and amount of each payment of principal and/or interest made by the applicable Borrowing Subsidiary with respect thereto; provided that the obligation of the Borrowing Subsidiary to repay each Fronted Offshore Currency Loan shall be absolute and unconditional, notwithstanding any failure of the Offshore Currency Fronting Lender to make any such recordation or any mistake by the Offshore Currency Fronting Lender in connection with any such recordation. The books and records of the Offshore Currency Fronting Lender showing the account between the Offshore Currency Fronting Lender and the Borrowing Subsidiary shall be prima facie evidence of the items set forth therein in the absence of manifest error.

         Section 2.08 Payment of Obligations.

                  (a) Each Revolving Credit Loan and each Fronted Offshore Currency Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

                  (b) Each Swing Line Loan shall mature, and the principal amount thereof shall be due and payable, on the earlier of (i) the date which is ten (10) Business Days after the date of such Swing Line Loan or (ii) the Termination Date.

                  (c) If on any Computation Date, the Dollar Equivalent of the Total Outstandings exceeds the aggregate amount of the Revolving Credit Commitments, the Borrower shall pay an amount equal to such excess to Administrative Agent within three (3) Business Days following demand by the Administrative Agent. Each such payment shall be applied to prepay ratably the Revolving Credit Loans of the Lenders.

                  (d) If on any Computation Date, the Dollar Equivalent of the outstanding principal balance of Revolving Credit Loans denominated in an Offshore Currency and Letter of Credit Obligations denominated in an Offshore Currency plus the Dollar Equivalent of the outstanding principal balance of Fronted Offshore Currency Loans exceed the Offshore Currency Sublimit, the Borrower shall pay an amount equal to such excess to Administrative Agent within three (3) Business Days following demand by the Administrative Agent. Each such payment shall be applied to prepay ratably the Revolving Credit Loans of the Lenders.

                  (e) If on any Computation Date, the Dollar Equivalent of the outstanding principal balance of Fronted Offshore Currency Loans made pursuant to any Offshore Currency Addendum exceed the Fronted Offshore Currency Commitment set forth in such Offshore Currency Addendum, the applicable Borrowing Subsidiary shall pay an amount equal to such excess to Administrative Agent within three (3) Business Days following demand by the Administrative Agent. Each such payment shall be applied to prepay the applicable Fronted Offshore Currency Loans of the Offshore Currency Fronting Lender.

                  (f) All other Obligations, to the extent not theretofore paid, shall be paid in full on the Termination Date.

         Section 2.09 Interest Rates.

                  (a) So long as no Event of Default has occurred and is continuing, each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Revolving Credit Loan is made until it becomes due, at a rate per annum equal to the Adjusted Base Rate for such day. So long as any Event of Default has occurred and is continuing, each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the sum of 2% plus the Adjusted Base Rate for such day. Such interest shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and at the maturity of the Revolving Credit Notes (whether by reason of acceleration or otherwise). Any overdue principal of or interest on any Base Rate Loan shall bear interest, due and payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Adjusted Base Rate for such day.

                  (b) So long as no Event of Default has occurred and is continuing, each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the applicable LIBOR Rate. So long as any Event of Default has occurred and is continuing, each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of 2% plus the higher of (i) the Adjusted Base Rate for such day and (ii) the applicable LIBOR Rate. Such interest shall be due and payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof, and at the maturity of the Revolving Credit Notes (whether by reason of acceleration or otherwise). Any overdue principal of or interest on any LIBOR Loan shall bear interest, due and payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the Adjusted Base Rate for such day and (ii) the applicable LIBOR Rate.

                  (c) So long as no Event of Default has occurred and is continuing, each Revolving Credit Loan consisting of an Offshore Currency Loan denominated in Euro shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the applicable EURIBOR Rate. So long as any Event of Default has occurred and is continuing, each such Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of 2% plus the applicable EURIBOR Rate. Such interest shall be due and payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof, and at the maturity of the Revolving Credit Notes (whether by reason of acceleration or otherwise). Any overdue principal of or interest on any such Loan shall bear interest, due and payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the applicable EURIBOR Rate;

                  (d) So long as no Event of Default has occurred and is continuing, each Revolving Credit Loan consisting of an Offshore Currency Loan denominated in a currency other than Euro shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at the rate per annum quoted by Administrative Agent for such Interest Period, which rate shall be based upon the rate at which deposits in the applicable Offshore Currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Currency Loan being made or continued and with a term equivalent to such Interest period would be offered by Wells Fargo's Grand Cayman Branch (or such other office as may be designated by Administrative Agent) to major banks in the relevant offshore interbank market at their request approximately 11:00 a.m. local time two Business Days prior to the first day of such Interest Period. So long as any Event of Default has occurred and is continuing, each such Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable. Such interest shall be due and payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three (3) months, at intervals of three

(3) months after the first day thereof, and at the maturity of the Revolving Credit Notes (whether by reason of acceleration or otherwise). Any overdue principal of or interest on any such Loan shall bear interest, due and payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable.

                  (e) So long as no Event of Default has occurred and is continuing, each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Swing Line Loan is made until it becomes due, at a rate per annum equal to Adjusted Base Rate or such lower rate as the Swing Line Lender and the Borrower may from time to time mutually agree upon in writing. So long as any Event of Default has occurred and is continuing, each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Swing Line Loan is made until it becomes due, at a rate per annum equal to the sum of 2% plus the Adjusted Base Rate for such day. Such interest shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and at the maturity of the Swing Line Note (whether by reason of acceleration or otherwise). Any overdue principal of or interest on any Swing Line Loan shall bear interest, due and payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Adjusted Base Rate for such day.

                  (f) Each Fronted Offshore Currency Loan shall bear interest as set forth in the applicable Offshore Currency Addendum.

                  (g) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower, the Lenders and the Swing Line Lender by e-mail or facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         Section 2.10 Loan Fees.

                  (a) Commitment Fee. From and including the Effective Date to but excluding the Termination Date, the Borrower shall pay to the Administrative Agent for the account of each Lender a nonrefundable commitment fee on the unused portion of the Revolving Credit Commitment of such Lender (determined for each Lender by subtracting such Lender's Revolving Credit Loans and such Lender's Revolving Credit Commitment Percentage of the Letter of Credit Outstandings from such Lender's Revolving Credit Commitment) at the Applicable Commitment Fee Rate. Said commitment fee shall be (i) calculated on a daily basis and (ii) due and payable quarterly in arrears on the last Business Day of each calendar quarter during the Credit Availability Period and on the Termination Date.

                  (b) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent, for its own account, as and when due the agent and other fees set forth in the Agent Fee Letter.

                  (c) Upfront Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, as and when due the upfront fees set forth in the Upfront Fee Letter.

         Section 2.11 Optional Termination or Reduction of, or Increase in, the Revolving Credit Commitments.

         (a) The Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent, terminate the Revolving Credit Commitments at any time, if no Loans or Letter of Credit Obligations are outstanding at such time. Any such termination shall be permanent and shall also automatically terminate the Swing Line Commitment.

         (b) The Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent, ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Revolving Credit Commitments in excess of the aggregate outstanding principal amount of the Loans and Letter of Credit Obligations. Each such reduction shall be permanent.

         (c) So long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right from time to time upon not less than thirty (30) days' prior written notice to the Administrative Agent to increase the Revolving Credit Commitments; provided that (i) no Lender shall have any obligation to increase its Revolving Credit Commitment, (ii) such requested increase shall be in a minimum principal amount of $15,000,000 and a maximum principal amount of $50,000,000, (iii) in no event shall the Revolving Credit Commitments be increased to an aggregate amount greater than $150,000,000, (iv) each existing Lender shall have the right (but not the obligation) to participate in such increase in an amount up to its Revolving Credit Commitment Percentage of such increase, and (v) contemporaneously with requesting each such increase, the Borrower certifies to the Administrative Agent and each Lender in writing that immediately before and immediately after giving effect to such increase, (A) the Borrower is in compliance with all of the terms, provisions, covenants and conditions contained in this Agreement and the other Loan Documents and (B) no Default or Event of Default has occurred and is continuing; and provided further that:

                  (A) any increase in the Revolving Credit Commitments which is accomplished by increasing the Revolving Credit Commitment of any Lender or Lenders who are at the time of such increase party to this Agreement (which Lender or Lenders shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (1) this Agreement will be amended by the Borrower, the Administrative Agent and those Lender(s) whose Revolving Credit Commitment(s) is or are being increased (but without any requirement that the consent of the Swing Line Lender, the Letter of Credit Issuer or any other Lenders be obtained) to reflect the revised Revolving Credit Commitments of each of the Lenders, (2) the Administrative Agent will deliver an updated Schedule
1.01 to the Borrower, the Swing Line Lender, the Letter of Credit Issuer and each of the Lenders reflecting the revised Revolving Credit Commitments and Revolving Credit Commitment Percentages of each of the Lenders, (3) the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Letter of Credit Obligations will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Revolving Credit Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 2.13 in connection with such reallocation as if such reallocation were a repayment) and (4) the Borrower will deliver new Revolving Credit Note(s) to the Lender or Lenders whose Revolving Credit Commitment(s) is or are being increased reflecting the revised Revolving Credit Commitments of such Lender(s);

         (B) any increase in the Revolving Credit Commitments which is accomplished by addition of a new Lender under this Agreement shall be accomplished as follows: (1) such new Lender shall be subject to the consent of the Administrative Agent and the Borrower, which consent shall not be unreasonably withheld, (2) this Agreement will be amended by the Borrower, the Administrative Agent and such new Lender (but without any requirement that the consent of the Swing Line Lender, the Letter of Credit Issuer or any other Lenders be obtained) to reflect the addition of such new Lender as a Lender under this Agreement, (3) the Administrative Agent will deliver an updated
Schedule 1.01 to the Borrower, the Swing Line Lender, the Letter of Credit Issuer and each of the Lenders reflecting the revised Revolving Credit Commitments and Revolving Credit Commitment Percentages of each of the Lenders,
(4) the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Letter of Credit Obligations will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Revolving Credit Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 2.13 in connection with such reallocation as if such reallocation were a repayment) and (5) the Borrower will deliver a Revolving Credit Note to such new Lender; and

         (C) notwithstanding anything to the contrary contained in this Agreement, upon any voluntary termination of the Revolving Credit Commitments pursuant to Section 2.09(a) or any voluntary reduction of the Revolving Credit Commitments pursuant to Section 2.09(b), the Borrower shall no longer have the option to request an increase in the Revolving Credit Commitments pursuant to this Section 2.09(c).

         Section 2.12 Mandatory Termination of Commitments. The Revolving Credit Commitments, the Swing Line Commitment and the Fronted Offshore Currency Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) and all accrued and unpaid fees under this Agreement shall be due and payable on such date.

         Section 2.13 Prepayments.

                  (a) The Borrower may at any time (i) upon notice to the Administrative Agent by 12:00 noon (Central Standard Time) on the same Business Day, prepay any Base Rate Borrowing in whole or in part by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and (ii) upon at least three (3) Business Days' notice to the Administrative Agent, prepay, subject to Section 2.15, any LIBOR Borrowing or any Revolving Credit Loan consisting of an Offshore Currency Loan in whole or in part in amounts aggregating $2,000,000 or any larger multiple of $500,000 by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Revolving Credit Loans of the several Lenders included in such Borrowing. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  (b) The Borrower may at any time prepay any Swing Line Loans in whole or in part by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

         Section 2.14      General Provisions as to Payments.

                  (a) The Borrower and each Borrowing Subsidiary shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 p.m. (Central Standard Time) on the date when due, in Federal or other funds immediately available in Denver, Colorado, to the Administrative Agent at its Payment Office and without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, impost, duties, charges, fees, deductions, withholding, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower or the Borrowing Subsidiary is required by law to make such deduction or withholding. The Administrative Agent will distribute to each Lender, the Offshore Currency Fronting Lender and the Swing Line Lender its ratable share (if any) of each such payment received by the Administrative Agent for the account of the Lenders, the Offshore Currency Fronting Lender and/or the Swing Line Lender by 2:00 p.m. (Central Standard Time) on the day of receipt of such payment by the Administrative Agent if such payment is received by the Administrative Agent from the Borrower or the Borrowing Subsidiary by 1:00 p.m. (Central Standard Time) on a Business Day or by 12:00 noon (Central Standard
Time) on the next succeeding Business Day if such payment is received by the Administrative Agent from Borrower or the Borrowing Subsidiary after 1:00 p.m. (Central Standard Time) on a Business Day or on a day which is not a Business Day. Payments received by the Administrative Agent with respect to each Loan will be distributed to each Lender based upon such Lender's pro rata interest in such Loan. Any such payment owed by the Administrative Agent to any Lender, the Offshore Currency Fronting Lender or the Swing Line Lender which is not paid within the applicable time period shall bear interest (payable by the Administrative Agent) until paid at the Federal Funds Effective Rate. Whenever any payment of principal of, or interest on, the Base Rate Loans or the Swing Line Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the LIBOR Loans or the Offshore Currency Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (b) Unless the Administrative Agent shall have received notice from the Borrower or a Borrowing Subsidiary prior to the date on which any payment is due to any of the Lenders, the Offshore Currency Fronting Lender and/or the Swing Line Lender hereunder that the Borrower or the Borrowing Subsidiary will not make such payment in full, the Administrative Agent may assume that the Borrower or the Borrowing Subsidiary has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender, the Offshore Currency Fronting Lender and the Swing Line Lender on such due date an amount equal to the amount then due such Lender, the Offshore Currency Fronting Lender or the Swing Line Lender, as the case may be. If and to the extent that the Borrower or the Borrowing Subsidiary shall not have so made such payment, each Lender, the Offshore Currency Fronting Lender and/or the Swing Line Lender, as the case may be, shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, the Offshore Currency Fronting Lender or the Swing Line Lender, as the case may be, together with interest thereon, for each day from the date such amount is distributed to such Lender, the Offshore Currency Fronting Lender or the Swing Line Lender, as the case may be, until the date such Lender, the Offshore Currency Fronting Lender or the Swing Line Lender, as the case may be, repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

                  (c) The specification of payment of Offshore Currency Loans in the related Offshore Currency at a specific place pursuant to this Agreement is of the essence. Such Offshore Currency shall, subject to Section 2.03, be the currency of account and payment of such Loans under this Agreement and the applicable Offshore Currency Addendum. The obligation of Borrower or the applicable Borrowing Subsidiary in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Offshore Currency and transfer to such Lender under normal banking procedure, does not yield the amount of such Offshore Currency due under this Agreement or the applicable Offshore Currency Addendum. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Offshore Currency due under this Agreement or the applicable Offshore Currency Addendum, such Lender shall have an independent cause of action against each of the Borrower, the Borrowing Subsidiaries and the Guarantor Subsidiaries for the currency deficit. In the event that any payment, upon conversion and transfer, results in payment in excess of the amount of such Offshore Currency due under this Agreement or the Offshore Currency Addendum, such Lender shall refund such excess to the Borrower or the applicable Borrowing Subsidiary.

         Section 2.15 Funding Losses. If the Borrower or any Borrowing Subsidiary makes any payment of principal with respect to any LIBOR Loan or any Offshore Currency Loan, or any LIBOR Loan is converted to a different type of Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower or any Borrowing Subsidiary fails to borrow any LIBOR Loans or Offshore Currency Loan after notice has been given to any Lender, or fails to borrow, prepay, convert or continue any LIBOR Loan or any Offshore Currency Loan after notice has been given to any Lender in accordance with Section 2.03, 2.04(a) or 2.11(a), or
Article VIII, the Borrower shall reimburse each Lender within fifteen (15) days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties and any loss of margin for the period after any such payment, conversion or failure to borrow; provided that such Lender shall have delivered to the Borrower a certificate explaining in reasonable detail the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         Section 2.16 Computation of Interest and Fees. All interest and fees hereunder (other than interest on Base Rate Loans) shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All interest on Base Rate Loans hereunder shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

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

         Section 2.17 Withholding Tax Exemption.

                  (a) At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor forms), certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form W-8BEN or W-8ECI (or successor forms) further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such forms (or successor forms) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (b) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding thereof, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 2.17(b) shall survive the payment of the Obligations and termination of this Agreement.

         Section 2.18 Letters of Credit.

                  (a) Issuance of Letters of Credit. From and after the Effective Date to but excluding the Termination Date, the Letter of Credit Issuer agrees, upon the terms and conditions set forth in this Agreement, to issue at the request and upon the application of the Borrower and for the account of the Borrower or a Guarantor Subsidiary, one or more standby letters of credit ("Letters of Credit") in Dollars or an Offshore Currency; provided, however, that the Letter of Credit Issuer shall not be under any obligation to issue, and shall not issue, any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of Letters of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to any Letter of Credit any restriction or reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to the Letter of Credit Issuer as of the date of this Agreement and which the Letter of Credit Issuer in good faith deems material to it (the Letter of Credit Issuer shall promptly notify the Borrower of any event which, in the judgment of the Letter of Credit Issuer, would preclude the issuance of a Letter of Credit pursuant to this clause (i)); (ii) one or more of the conditions to such issuance contained in Section 3.04 is not then satisfied;
(iii) after giving effect to such issuance, the aggregate outstanding amount of the Letter of Credit Obligations would exceed the Letter of Credit Sublimit; or
(iv) with respect to a Letter of Credit requested to be denominated in an Offshore Currency, the Letter of Credit Issuer is unable to issue Letters of Credit in such Offshore Currency.

         In no event shall:

                  (i) the aggregate amount of the Letter of Credit Obligations at any time exceed the Letter of Credit Sublimit at such time;

                  (ii) the Total Outstandings at any time exceed the aggregate amount of the Revolving Credit Commitments at such time;

                  (iii) the Dollar Equivalent of Letter of Credit Obligations denominated in an Offshore Currency, when aggregated with the Dollar Equivalent of Revolving Credit Loans denominated in an Offshore Currency and the Dollar Equivalent of Fronted Offshore Currency Loans, exceed the Offshore Currency Sublimit; or

                  (iv) the expiration date of any Letter of Credit, or the date for payment of any draft presented thereunder and accepted by the Letter of Credit Issuer, be later than the Letter of Credit Expiry Date, which in the case of a Letter of Credit with an automatic "evergreen" provision providing for renewal absent advance notice by the Borrower or the Letter of Credit Issuer, will permit automatic renewals for successive periods of up to eighteen (18) months provided the ultimate expiration date is not later than five (5) Business Days prior to the Termination Date.

                  (b) Participating Interests. Immediately upon the issuance by the Letter of Credit Issuer of a Letter of Credit in accordance with Section 2.18(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer, without recourse, representation or warranty, an undivided participation interest equal to its Revolving Credit Commitment Percentage of the face amount of such Letter of Credit and each draw paid by the Letter of Credit Issuer thereunder. Each Lender's obligation to pay its proportionate share of all draws under the Letters of Credit, absent gross negligence or willful misconduct by the Letter of Credit Issuer in honoring any such draw, shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

                  (c) Letter of Credit Reimbursement Obligations.

                           (i) The Borrower agrees to pay to the Letter of
Credit Issuer (i) on each date that any amount is drawn under each Letter of Credit a sum in Dollars or the Dollar Equivalent with respect to Letters of Credit denominated in an Offshore Currency (and interest on such sum as provided in clause (ii) below) equal to the amount so drawn plus all other charges and expenses with respect thereto specified in Section 2.18(f) or in the applicable Reimbursement Agreement and (ii) interest on any and all amounts remaining unpaid under this Section 2.18(c) until payment in full at the Adjusted Base Rate plus 2.00% per annum. The Borrower agrees to pay to the Letter of Credit Issuer the amount of all Reimbursement Obligations owing in respect of any Letter of Credit immediately when due, under all circumstances, including, without limitation, any of the following circumstances: (A) any lack of validity or enforceability of this Agreement or any agreement, document or instrument executed pursuant hereto; (B) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any Letter of Credit); (C) the validity, sufficiency or genuineness of any document which the Letter of Credit Issuer has determined in good faith and in accordance with its customary business practices complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or (D) the surrender or material impairment of any security for the performance or observance of any of the terms hereof.

                           (ii) Notwithstanding any provisions to the contrary
in any Reimbursement Agreement, the Borrower agrees to reimburse the Letter of Credit Issuer for amounts which the Letter of Credit Issuer pays under such Letter of Credit no later than the time specified in this Agreement. If the Borrower does not pay any such Reimbursement Obligations when due, the Borrower shall be deemed to have immediately requested that the Lenders make a Revolving Credit Loan which is Base Rate Loan under this Agreement in a principal amount equal to such unreimbursed Reimbursement Obligations in Dollars or Dollar Equivalent with respect to Letters of Credit denominated in an Offshore Currency. The Administrative Agent shall promptly notify the Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 2.03 or 2.04, each Lender shall make available to the Administrative Agent its Revolving Credit Loan in the manner prescribed for Revolving Credit Loans. The proceeds of such Revolving Credit Loans shall be paid over by the Administrative Agent to the Letter of Credit Issuer for the account of the Borrower in satisfaction of such unreimbursed Reimbursement Obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Revolving Credit Loan.

                           (iii) If the Letter of Credit Issuer makes a payment
on account of any Letter of Credit and is not concurrently reimbursed therefore by the Borrower and if for any reason a Revolving Credit Loan may not be made pursuant to Section 2.18(c)(ii), then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than 2:00 p.m. (Central Standard Time) on the Business

Day immediately succeeding such date of notification, each Lender shall deliver to the Administrative Agent for the account of the Letter of Credit Issuer, in immediately available funds, the purchase price for such Lender's interest in such unreimbursed Reimbursement Obligations in Dollars or Dollar Equivalent with respect to Letters of Credit denominated in an Offshore Currency, which shall be an amount equal to such Lender's Revolving Credit Commitment Percentage of such payment. Each Lender shall, upon demand by the Letter of Credit Issuer, pay the Letter of Credit Issuer interest on such Lender's pro-rata share of such draw from the date of payment by the Letter of Credit Issuer on account of such Letter of Credit until the date of delivery of such funds to the Letter of Credit Issuer by such Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Effective Rate for day during such period; provided, that such payments shall be made by the Lenders only in the event and to the extent that the Letter of Credit Issuer is not reimbursed in full by the Borrower for interest on the amount of any draw on the Letters of Credit.

                           (iv) At any time after the Letter of Credit Issuer
has made a payment on account of any Letter of Credit and has received from any other Lender such Lender's pro-rata share of such payment, such Letter of Credit Issuer shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Borrower for such payment, or of any other amount from the Borrower or any other Person in respect of such payment (including, without limitation, any payment of interest or fees and any payment under any collateral account agreement of the Borrower but excluding any transfer of funds from any other Lender pursuant to Sections 2.18(c)(ii) or 2.18(c)(iii), transfer to such other Lender such other Lender's ratable share of such reimbursement or other amount; provided, that interest shall accrue for the benefit of such Lender from the time such Letter of Credit Issuer has made a payment on account of any Letter of Credit; provided, further, that in the event that the receipt by the Letter of Credit Issuer of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the United States Bankruptcy Code or is otherwise required to be returned, such Lender shall promptly return to the Letter of Credit Issuer any portion thereof previously transferred by the Letter of Credit Issuer to such Lender, but without interest to the extent that interest is not payable by the Letter of Credit Issuer in connection therewith.

                  (d) Procedure for Issuance. Prior to the issuance of each Letter of Credit, and as a condition of such issuance, the Borrower shall deliver to the Letter of Credit Issuer (with a copy to the Administrative Agent) a Reimbursement Agreement signed by the Borrower, together with such other documents or items as may be required pursuant to the terms thereof, and the proposed form and content of such Letter of Credit shall be reasonably satisfactory to the Letter of Credit Issuer. Each Letter of Credit shall be issued no earlier than one (1) Business Day after delivery of the foregoing documents, which delivery may be by the Borrower to the Letter of Credit Issuer by facsimile transmission, telex or other electronic means followed by delivery of executed originals within five (5) days thereafter. The documents so delivered shall be in compliance with the requirements set forth in Section 2.18(a), and shall specify therein (i) the stated amount of the Letter of Credit requested, (ii) the effective date of issuance of such requested Letter of Credit, which shall be a Business Day, (iii) the date on which such requested Letter of Credit is to expire, (iv) the entity for whose benefit the requested Letter of Credit is to be issued, which shall be either Borrower or a Subsidiary and (v) the aggregate amount of Letter of Credit Obligations which are outstanding and which will be outstanding after giving effect to the requested Letter of Credit issuance. The delivery of the foregoing documents and information shall constitute an "Issuance Request" for purposes of this Agreement. Subject to the terms and conditions of Section 2.18(a) and provided that the applicable conditions set forth in Section 3.04 hereof have been satisfied, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Issuer's usual and customary business practices. In addition, any amendment of an existing Letter of Credit shall be deemed to be an issuance of a new Letter of Credit and shall be subject to the requirements set forth above. The Letter of Credit Issuer shall give the Administrative Agent prompt written notice of the issuance of any Letter of Credit.

                  (e) Nature of the Lenders' Obligations.

                           (i) Except as otherwise provided in the following
sentence, as between the Borrower and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders shall not be responsible for (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of a Letter of Credit to comply fully with conditions required to be satisfied by any Person other than the Letter of Credit Issuer in order to draw upon such Letter of Credit (other than a failure to satisfy documentary conditions to drawing where payment of the Letter of Credit despite such failure would constitute gross negligence or willful misconduct of the Letter of Credit Issuer); (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, facsimile transmission, telex or otherwise;
(E) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (F) any consequences arising from causes beyond control of the Letter of Credit Issuer.

                           (ii) In furtherance and extension and not in
limitation of the specific provisions hereinabove set forth (including in Section 2.18(c)(i)), any action taken or omitted by the Letter of Credit Issuer under or in connection with the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to the Letter of Credit Issuer or any such Person.

                  (f) Letter of Credit Fees. The Borrower hereby agrees to pay letter of credit fees with respect to each Letter of Credit from and including the date of issuance thereof until the date such Letter of Credit is fully drawn, canceled or expired, (i) for the account of the Letter of Credit Issuer, an issuance fee equal to 1/8 of 1% of the initial face amount of such Letter of Credit, payable on the date of issuance and on each anniversary date of the date of issuance and (ii) for the ratable account of the Lenders, a per annum percentage of the aggregate amount from time to time available to be drawn on such Letter of Credit equal to (A) so long as no Event of Default has occurred and is continuing, the Applicable LIBOR Margin from time to time in effect and
(B) so long as any Event of Default has occurred and is continuing, 2% over and above the Applicable LIBOR Margin from time to time in effect, payable quarterly in arrears on the last Business Day of each calendar quarter during the term of such Letter of Credit and upon the expiration, cancellation or utilization in full of such Letter of Credit. In addition to the foregoing, the Borrower agrees to pay the Letter of Credit Issuer any other administrative fees customarily charged by it in respect of Letters of Credit issued by it to the extent such administrative fees are previously disclosed to the Borrower by the Letter of Credit Issuer prior to the issuance of a Letter of Credit.

                  (g) Conflict with Reimbursement Agreement. In the event of any conflict between the terms of this Agreement and the terms of any Reimbursement Agreement, the terms of this Agreement shall govern and control.

                                   ARTICLE III
                                   CONDITIONS

         Section 3.01 Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

                  (a) receipt by the Administrative Agent of counterparts of this Agreement signed in number sufficient for each party by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) receipt by the Administrative Agent for the account of each Lender of a duly executed Revolving Credit Note dated on or before the Effective Date complying with the provisions of Section 2.05;

                  (c) receipt by the Administrative Agent for the account of the Swing Line Lender of the duly executed Swing Line Note dated on or before the Effective Date complying with the provisions of Section 2.05;

                  (d) receipt by the Administrative Agent of the duly executed Guaranty (which must be in form and substance satisfactory to the Administrative Agent) dated on or before the Effective Date;

                  (e) receipt by the Administrative Agent of an opinion of Bryan Cave LLP, counsel for the Borrower and the Guarantor Subsidiaries, substantially in the form of Exhibit E hereto (or such other form as is acceptable to the Administrative Agent) and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

                  (f) receipt by the Administrative Agent of all fees payable on or prior to the Effective Date;

                  (g) receipt by the Administrative Agent of all documents it may reasonably request relating to the corporate, partnership or limited liability company, as the case may be, existence of the Borrower and each Guarantor Subsidiary and the corporate, partnership or limited liability company, as the case may be, authority for and the validity of this Agreement, the Notes and the Guaranty, all in form and substance satisfactory to the Administrative Agent;

                  (h) receipt by the Administrative Agent of all documents it may reasonably request relating to the granting of a perfected security interest or lien for the ratable benefit of the Lenders with respect to 65% of Borrower's direct or indirect ownership interest in each Foreign Subsidiary which constitutes a Material Subsidiary;

                  (i) receipt by the Administrative Agent of all documents it may reasonably request relating to the payoff and termination of Borrower's existing credit facilities with Bank of America, N.A. and the other lenders constituting members of such lending syndicate;

                  (j) receipt by the Administrative Agent of evidence satisfactory to it that since September 30, 2003, there has been no change or event that has caused a Material Adverse Effect; and

                  (k) receipt by the Administrative Agent of such other documents and instruments consistent with the terms of this Agreement as the Administrative Agent may reasonably request;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than September 30, 2004. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

         Section 3.02 Revolving Credit Loan. The obligation of any Lender to make a Revolving Credit Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) the fact that, immediately after giving effect to such Revolving Credit Loan, the Total Outstandings will not exceed the aggregate amount of the Revolving Credit Commitments;

                  (b) the fact that, immediately before and immediately after giving effect to such Revolving Credit Loan, no Default or Event of Default shall have occurred and be continuing;

                  (c) the fact that each of the representations and warranties made by the Borrower and/or Subsidiary in this Agreement and/or in any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date. For purposes of this Section 3.02(c), the representations and warranties made by the Borrower in Section 4.04 of this Agreement shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent and the Lenders pursuant to
Section 5.01(a) or 5.01(b) of this Agreement, as applicable; and

                  (d) the fact that since September 30, 2003, there has been no change or event that has caused a Material Adverse Effect.

         The acceptance of the proceeds of each Revolving Credit Loan hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Revolving Credit Loan as to the facts specified in clauses (a), (b), (c) and (d) of this Section 3.02.

         Section 3.03 Swing Line Loans. The obligation of the Swing Line Lender to make a Swing Line Loan is subject to the satisfaction of the following conditions:

                  (a) the fact that, immediately after giving effect to such Swing Line Loan, (i) the Total Outstandings will not exceed the aggregate amount of the Revolving Credit Commitments and (ii) the aggregate principal amount of all outstanding Swing Line Loans will not exceed the amount of the Swing Line Commitment;

                  (b) the fact that, immediately before and immediately after giving effect to such Swing Line Loan, no Default or Event of Default shall have occurred and be continuing;

                  (c) the fact that each of the representations and warranties made by the Borrower and/or any Subsidiary in this Agreement and/or in any other Loan Document shall be true in all material respects on and as of the date of such Swing Line Loan, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date. For purposes of this Section 3.03(c), the representations and warranties made by the Borrower in Section 4.04 of this Agreement shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or 5.01(b) of this Agreement, as applicable; and

                  (d) the fact that since September 30, 2003, there has been no change or event that has caused a Material Adverse Effect.

         The acceptance of the proceeds of each Swing Line Loan hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Swing Line Loan as to the facts specified in clauses (a), (b), (c) and (d) of this Section 3.03.

         Section 3.04 Fronted Offshore Currency Loans. The obligation of the Offshore Currency Fronting Lender to make a Fronted Offshore Currency Loan is subject to the satisfaction of the following conditions:

                  (a) the receipt by the Administrative Agent of counterparts of an Offshore Currency Addendum and a Borrowing Subsidiary Supplement signed by each party thereto in sufficient numbers for each party to this Agreement;

                  (b) the receipt by the Administrative Agent of a duly executed continuing unlimited guaranty of payment of such Fronted Offshore Currency Loan from the Borrower;

                  (c) receipt by the Administrative Agent for the account of the Offshore Currency Fronting Lender of a duly executed Fronted Offshore Currency
Note in the maximum principal amount of such Fronted Offshore
Currency Loans;

                  (d) receipt by the Administrative Agent of all documents is may reasonable request relating to the existence of the applicable Borrowing Subsidiary and the authority for and the validity of the Loan Documents to which such Borrowing Subsidiary is a party, all in form and substance satisfactory to the Administrative Agent and the Offshore Currency Fronting Lender;

                  (e) the fact that, immediately after giving effect to such Fronted Offshore Currency Loan, the Total Outstandings will not exceed the aggregate amount of the Revolving Credit Commitments;

                  (f) the fact that, immediately before and immediately after giving effect to such Fronted Offshore Currency Loan, no Default or Event of Default shall have occurred and be continuing;

                  (g) the fact that each of the representations and warranties made by the Borrower and/or any Subsidiary, including any Borrowing Subsidiary, in this Agreement and/or in any other Loan Document shall be true in all material respects on and as of the date of such Fronted Offshore Currency Loan, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date. For purposes of this Section 3.04(f), the representations and warranties made by the Borrower in Section 4.04 of this Agreement shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or 5.01(b) of this Agreement, as applicable; and

                  (h) the fact that since September 30, 2003, there has been no change or event that has caused a Material Adverse Effect.

         The acceptance of the proceeds of each Fronted Offshore Currency Loan hereunder shall be deemed to be a representation and warranty by the Borrower and each Borrowing Subsidiary on the date of such Fronted Offshore Currency Loan as to the facts specified in clauses (a) through (g) of this Section 3.04.

         Section 3.05 Letters of Credit. The obligation of the Letter of Credit Issuer to issue, amend or extend a Letter of Credit is subject to the satisfaction of the following conditions:

                  (a) the fact that, immediately after giving effect to such Letter of Credit, (i) the Total Outstandings will not exceed the aggregate amount of the Revolving Credit Commitments and (ii) the Letter of Credit Outstandings will not exceed the amount of the Letter of Credit Sublimit;

                  (b) the fact that, immediately before and immediately after giving effect to such Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

                  (c) the fact that each of the representations and warranties made by the Borrower and/or any Subsidiary in this Agreement and/or in any other Loan Document shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date. For purposes of this
Section 3.04(c), the representations and warranties made by the Borrower in
Section 4.04 of this Agreement shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or 5.01(b) of this Agreement, as applicable; and

                  (d) the fact that since September 30, 2003, there has been no change or event that has caused a Material Adverse Effect.

         The issuance of an Issuance Request by the Borrower shall be deemed to be a representation and warranty by the Borrower on the date of the issuance of the applicable Letter of Credit as to the facts specified in clauses (a), (b),
(c) and (d) of this Section 3.05.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         Section 4.01 Corporate Existence and Power. The Borrower, each Borrowing Subsidiary and each Guarantor Subsidiary (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all corporate powers required to carry on its business as now conducted and (iii) has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such governmental licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect.

         Section 4.02 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower, each Borrowing Subsidiary and each Guarantor Subsidiary of the Loan Documents to which it is a party are within such Person's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of such Person or of any judgment, injunction, order or decree, or of any agreement or other instrument binding upon such Person or result in the creation or imposition of any Lien on any asset of such Person.

         Section 4.03 Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower, and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower and such of its Subsidiaries as are party thereto, enforceable against such Persons in accordance with their respective terms.

         Section 4.04      Financial Information.

                  (a) The audited consolidated balance sheets of the Borrower and its Subsidiaries as of September 30, 2003, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, copies of which have been delivered to the Administrative Agent and each of the Lenders, fairly present in all material respects, in conformity with GAAP and in a manner consistent with prior periods, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

                  (b) The unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of June 30, 2004 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Quarter then ended, copies of which have been delivered to the Administrative Agent and each of the Lenders, fairly present in all material respects, in conformity with GAAP and in a manner consistent with prior periods, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Quarter.

                  (c) Since September 30, 2003, there has been no material adverse change in the properties, assets, liabilities, business, prospects, operations, income or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

         Section 4.05 Litigation. Except as described on Schedule 4.05 attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of any officer of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or any of the other Loan Documents.

         Section 4.06 Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Except as described on Schedule
4.06 attached hereto, no member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         Section 4.07 Environmental Matters. In the ordinary course of its business, the Borrower conducts a review at such times as it deems prudent of the effect of Environmental Laws on the properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

         Section 4.08 Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material income tax returns which are required to be filed by them, taking into account any filing extensions for any such returns, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings being diligently conducted for which adequate reserves have been established as required by GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. Neither the Borrower nor any Subsidiary is a party to any tax sharing or tax allocation agreement.

         Section 4.09 Subsidiaries. Schedule 4.09 attached hereto contains an accurate list of all of the Borrower's Subsidiaries, setting forth their respective jurisdictions of incorporation or organization and the percentage of their capital stock or other ownership interests owned by the Borrower or other Subsidiaries. Each of the Borrower's Subsidiaries is a corporation, partnership, limited liability company or other entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate, partnership, limited liability company or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Guarantor Subsidiaries of the Guaranty are within each Guarantor Subsidiary's corporate, partnership or limited liability company, as the case may be, powers, have been duly authorized by all necessary corporate, partnership or limited liability company, as the case may be, action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any of the organizational documents of any Guarantor Subsidiary or of any judgment, injunction, order or decree, or of any agreement or other instrument binding upon any Guarantor Subsidiary or result in the creation or imposition of any Lien on any asset of any Guarantor Subsidiary.

         Section 4.10 Full Disclosure. All information heretofore furnished in writing by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished in writing by the Borrower to the Administrative Agent or any Lender will be, true, correct and complete in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Administrative Agent and the Lenders in writing any and all facts which have or could reasonably be expected to have a Material Adverse Effect.

         Section 4.11 Compliance With Laws. Neither the Borrower nor any Subsidiary is in violation of any applicable law, rule, regulation or ordinance of any Governmental Authority, a violation of which could reasonably be expected to have a Material Adverse Effect. The

Borrower and its Subsidiaries have and are in full compliance with and in good standing with respect to all governmental and/or regulatory permits, licenses, certificates, consents and franchises necessary to continue to conduct their respective businesses as previously conducted by them and to own or lease and operate their respective properties and assets as now owned or leased by them, the failure to have or noncompliance with which could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         Section 4.12 Title to Property. Except as disclosed on Schedule 5.11 attached hereto, the Borrower and its Subsidiaries are the sole owners of, or have the legal right to use and occupy, all property and assets which they claim to own or which is necessary for them to conduct their respective businesses, and all of such property and assets are free and clear of all Liens other than Liens permitted by Section 5.11. The Borrower and its Subsidiaries enjoy peaceful and undisturbed possession in all material respects under all leases under which they are operating as a lessee.

         Section 4.13 Regulation U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (a) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by the Administrative Agent, the Borrower shall furnish to the Administrative Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         Section 4.14 Investment Company Act of 1940; Public Utility Holding Company Act of 1935. The Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. The Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         Section 4.15 No Default. No Default or Event of Default under this Agreement has occurred and is continuing. There is no existing default or event of default under or with respect to any indenture, contract, agreement, lease or other instrument to which the Borrower or any Subsidiary is a party or by which any property or assets of the Borrower or any Subsidiary is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect.

         Section 4.16 Licenses, Permits, etc. The Borrower and each Subsidiary possesses all necessary patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses and other intellectual property rights to conduct its business without conflict with any patent, patent right, trademark, trademark right, trade name, copyright, license or other intellectual property rights of any other Person, except where the failure to possess such intellectual property rights or any such conflict with the intellectual property rights of any other Person could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, (a) no product of the Borrower infringes in any material respect any patent, patent right, trademark, trademark right, trade name, trade name right, copyright, license and/or other intellectual property right of any other Person and (b) there is no material violation by any Person of any right of the Borrower or any Subsidiary with respect to any patent, patent right, trademark, trademark right, trade name, trade name right, copyright, license and/or other intellectual property right owned or used by the Borrower or any Subsidiary.

         Section 4.17 Existing Debt. Schedule 4.17 attached hereto contains a true, correct and complete list of all of the Debt of the Borrower and its Subsidiaries as of the Effective Date.

                                    ARTICLE V
                                    COVENANTS

         The Borrower agrees that, so long as any Revolving Credit Commitment, Swing Line Commitment, Loan or Letter of Credit remains outstanding hereunder or any Obligation or other amount payable under any of the Loan Documents remains unpaid, unless the prior written consent of the Required Lenders is obtained:

         Section 5.01 Information. The Borrower will deliver to the Administrative Agent and each of the Lenders:

                  (a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of earnings, cash flows and shareholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (or in lieu thereof the Form 10-K of the Borrower filed with the Securities and Exchange Commission for such Fiscal Year), all reported on by independent public accountants of nationally recognized standing in a manner acceptable to the Securities and Exchange Commission;

                  (b) as soon as available and in any event within forty-five
(45) days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of earnings, cash flows and shareholders' equity for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year (or in lieu thereof the Form 10-Q of the Borrower filed with the Securities and Exchange Commission for such Fiscal Quarter), all certified (subject to normal year-end adjustments and without footnotes) as to fairness of presentation, GAAP and consistency by a Financial Officer of the Borrower;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate in the form of Exhibit G attached hereto ("Compliance Certificate") executed by a Financial Officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07, 5.08 and 5.09 on the date of such financial statements, (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (iii) listing the Subsidiaries of the Borrower and specifying whether such Subsidiaries are Material Subsidiaries;

                  (d) as soon as available and in any event within ninety (90) days after the beginning of each fiscal year of Borrower, consolidated balance sheet, income statement and cash flow projections for Borrower and its Subsidiaries for such fiscal year, all in form and detail reasonably acceptable to the Administrative Agent;

                  (e) within three (3) Business Days after any officer of the Borrower obtains knowledge of any Default or Event of Default, a certificate of a Financial Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (f) within three (3) Business Days after the creation, formation or acquisition thereof, written notice of the creation, formation or acquisition of any Subsidiary and specifying whether such Subsidiary is a Material Subsidiary;

                  (g) within three (3) Business Days after any officer of the Borrower obtains knowledge thereof, written notice of any Subsidiary which was not theretofore a Material Subsidiary becoming a Material
Subsidiary;

                  (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

                  (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which would constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Financial Officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (k) within three (3) Business Days after any officer of the Borrower obtains knowledge thereof, written notice of the institution of any litigation, arbitration proceeding or governmental or regulatory proceeding against or affecting Borrower or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $5,000,000 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $5,000,000) or any form of equitable relief which, if granted, could reasonably be expected to have a Material Adverse Effect; and

                  (l) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

         Section 5.02 Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit representatives of the Administrative Agent and each
Lender: (a) if no Default or Event of Default has occurred and is then continuing, at the expense of the Administrative Agent or such Lender, as the case may be, and upon reasonable prior notice to the Borrower, to visit the principal executive office of the Borrower, to discuss the affairs, finances, prospects and accounts of the Borrower and its Subsidiaries with the officers of the Borrower and its Subsidiaries and (with the consent of the Borrower, which consent shall not be unreasonably withheld and in the presence of one or more officers of the Borrower) with the Borrower's independent certified public accountants and (with the consent of the Borrower, which consent shall not be unreasonably withheld) to visit the other offices and properties of the Borrower and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and (b) if any Default or Event of Default has occurred and is then continuing, at the expense of the Borrower, to visit and inspect any of the offices or properties of the Borrower or any Subsidiary, to examine all of their respective books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances, prospects and accounts with their respective officers and independent certified public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances, prospects and accounts of the Borrower and its Subsidiaries), all at such times and as often as may be requested.

         Section 5.03 Maintenance of Property; Insurance.

                  (a) The Borrower will cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order in all material respects and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Borrower from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Lenders.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) insurance with financially sound and reputable insurers with respect to its respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or similar business and similarly situated.

         Section 5.04 Conduct of Business and Maintenance of Existence. The Borrower will, and will cause each Subsidiary to, substantially continue to engage in the same lines of business as the Borrower and its Subsidiaries are engaged in on the date of this Agreement or businesses ancillary thereto, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate, partnership, limited liability company or other entity existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, provided, however, that the Borrower shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Lenders.

         Section 5.05 Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings being diligently conducted and except where the failure to comply will not have a Material Adverse Effect.

         Section 5.06 Payment of Taxes. The Borrower will, and it will cause each Subsidiary to, duly file all federal, state, local, foreign and other income tax returns and all other tax returns and reports of the Borrower or such Subsidiary, as the case may be, which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its assets or revenues; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment or other governmental charge if (a) the amount, applicability or validity thereof is being diligently contested by the Borrower or such Subsidiary on a timely basis in good faith and in appropriate proceedings and the Borrower or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Subsidiary or (b) the nonpayment of such taxes and assessments was not wilful and the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 5.07 Maximum Consolidated Leverage Ratio. The Borrower will have a Consolidated Leverage Ratio of not more than 3.0 to 1.0 as of the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2004.

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

         Section 5.08 Minimum EBITDA. The Borrower will, as of the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2004, have a Consolidated EBITDA for the four (4) consecutive fiscal quarter period of Borrower then ended of at least the sum of (a) $30,000,000 plus (b) the lesser of (i) Fifty Percent (50%) of Acquired Cash Flow or (ii) $10,000,000.

         Section 5.09 Minimum Consolidated Net Worth. The Borrower will, as of the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2004, have a Consolidated Net Worth of not less than the sum of
(a) $232,870,000 plus (B) Fifty Percent (50%) of Consolidated Net Income (with no deductions for losses) during each Fiscal Quarter of the Company ending on or after April 1, 2004 (such required increases to be cumulative for each such fiscal quarter) plus (C) Eighty Percent (80%) of the net proceeds received by the Borrower from the issuance of any capital stock or other equity interests of the Borrower on or after April 1, 2004, other than the net proceeds realized by the Borrower from the exercise of employee options to acquire capital stock of Borrower.

         Section 5.10 Limitation on Debt. The Borrower will not, nor will it permit any of its Subsidiaries to, incur or at any time be liable upon or with respect to any Debt (whether as principal or as guarantor or other surety or otherwise) except:

                  (a) Debt outstanding on the Effective Date and listed on
Schedule 4.17 attached hereto;

                  (b) Debt of the Borrower owed to a Wholly-Owned Subsidiary which is a Guarantor Subsidiary and Debt of a Wholly-Owned Subsidiary which is a Guarantor Subsidiary owed to the Borrower or another Wholly-Owned Subsidiary which is a Guarantor Subsidiary;

                  (c) Debt incurred by the Borrower after the Effective Date (other than Debt permitted by clause (b) above), provided that (i) after giving effect to the incurrence of such Debt (assuming such Debt was incurred on the last day of the most recently completed Fiscal Quarter), the Borrower would have been in compliance with Section 5.07 as of the last day of such Fiscal Quarter and (ii) both immediately before and immediately after giving effect to the incurrence of such Debt, no Default or Event of Default shall have occurred and be continuing;

                  (d) obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and

                  (e) Debt incurred by a Subsidiary after the Effective Date (other than debt permitted by clause (b) above), provided that (i) after giving effect to the incurrence of such Debt, the aggregate amount of outstanding Debt secured by Liens incurred pursuant to Section 5.11(f) plus the aggregate amount of outstanding Debt of Subsidiaries, other than Fronted Offshore Currency Loans, does not exceed 10% of Consolidated Total Capitalization as of the

Borrower's most recently completed Fiscal Quarter, (ii) after giving effect to the incurrence of such Debt (assuming such Debt was incurred on the last day of the most recently completed Fiscal Quarter), the Borrower would have been in compliance with Section 5.07 as of the last day of such Fiscal Quarter and (iii) both immediately before and immediately after giving effect to the incurrence of such Debt, no Default or Event of Default shall have occurred and be continuing.

         Section 5.11 Negative Pledge. The Borrower will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist (upon the happening of a contingency or otherwise), any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Borrower or any Subsidiary, whether now owned or held or hereafter acquired, or upon any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens securing the Obligations in favor of the Administrative Agent for the ratable benefit of the Lenders:

                  (b) Liens for property taxes and assessments or governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof shall be permitted in accordance with Section 5.06 of this Agreement;

                  (c) without duplication, Liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other deposits required to be made in the ordinary course of business provided in each case the obligation secured is not for borrowed money, customer advances, trade payables or obligations to agricultural producers and is not overdue or, if overdue, is being diligently contested in good faith by appropriate proceedings and adequate reserves have been provided therefor on the books of the Borrower or the applicable Subsidiary in accordance with GAAP;

                  (d) any attachment or judgment Lien, unless the judgment it secures shall not, within ninety (90) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within ninety (90) days after the expiration of such stay;

                  (e) Liens incidental to the ownership of its property which are not incurred in connection with the incurrence of Debt or the borrowing of money and which do not in the aggregate materially impair the use of such property in the operation of the business of the Borrower and its Subsidiaries taken as a whole or the value and utility of such property generally;

                  (f) Liens existing as of the Effective Date and listed on
Schedule 5.11 attached hereto; and

                  (g) Liens incurred after the Effective Date not permitted by the preceding clauses (a) through (e) above to secure Debt, provided that (i) after giving effect to the

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

incurrence of such Lien and the Debt secured thereby (A) the aggregate amount of outstanding Debt secured by Liens incurred pursuant to this Section 5.11(f) plus the aggregate amount of outstanding Debt of Subsidiaries permitted by Section 5.10(e) does not exceed 15% of Consolidated Total Capitalization as of the Borrower's most recently completed Fiscal Quarter and (B) the Debt secured by such Lien is permitted to be incurred in accordance with Sections 5.07 and 5.10 and (ii) both immediately before and immediately after giving effect to the incurrence of such Lien and the Debt secured thereby, no Default or Event of Default shall have occurred and be continuing.

         Section 5.12 Consolidations, Mergers and Sales of Assets.

                  (a) Neither the Borrower nor any Subsidiary will consolidate or merge with or into any other Person unless (i) the Borrower is the corporation surviving such merger or, in the case of any Subsidiary consolidating or merging with a Person other than the Borrower, the surviving entity is a Wholly-Owned Subsidiary which is a Guarantor Subsidiary and (ii) both immediately before and immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing.

                  (b) Other than (i) sales of inventory and worn or obsolete equipment in the ordinary course of business and (ii) sales, leases and transfers to the Borrower or a Wholly-Owned Subsidiary which is a Guarantor Subsidiary, the Borrower will not, and will not permit any Subsidiary to, sell, lease (as lessor) or otherwise transfer or dispose of, directly or indirectly, any property, unless (A) the aggregate book value of such property as shown by the accounting books and records of the Borrower, together with the aggregate book value of all other property as shown by the accounting books and records of the Borrower sold, leased or otherwise transferred pursuant to this subsection
(b) after the Effective Date, does not exceed 20% of Consolidated Net Worth determined as of the most recently-ended Fiscal Quarter and (B) both immediately before and immediately after giving effect to such sale, lease, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing.

                  (c) The Borrower will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of the capital stock, partnership interests, membership interests or other equity interests of any Subsidiary, unless (A) the aggregate book value of such capital stock, partnership interests, membership interests or other equity interests as shown by the accounting books and records of the Borrower, together with the aggregate book value of all other such interests as shown by the accounting books and records of the Borrower sold, transferred or otherwise disposed of pursuant to this subsection (c) after the Effective Date, does not exceed 20% of Consolidated Net Worth determined as of the most recently-ended Fiscal quarter and (B) both immediately before and immediately after giving effect to such sale, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing. Upon the permitted sale of any Guarantor Subsidiary pursuant to clauses (A) and (B) of this subsection (c), such Subsidiary, without further act on the part of the Administrative Agent or the Lenders, shall be deemed to be released from its obligations under the Guaranty.

         Section 5.13 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into any material transaction with any Affiliate (other than a transaction between the Borrower and any Wholly-Owned Subsidiary or a transaction between Wholly-Owned Subsidiaries) which transaction is not on terms and

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

conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate (an "Arm's-Length Transaction"). Any material transaction with any Affiliate shall be deemed to be an Arm's-Length Transaction if approved by (a) a majority of the Borrower's directors who are unaffiliated with such Affiliate or
(b) a majority of the members of any committee of the Board of Directors of the Borrower who are unaffiliated with such Affiliate.

         Section 5.14 Acquisitions. The Borrower will not, and it will not cause or permit any Subsidiary to, consummate any Acquisitions other than Permitted Acquisitions.

         Section 5.15 Limitation on Certain Covenants and Restrictions. The Borrower will not, and it will not cause or permit any Subsidiary to, enter into, or permit to exist, any agreement with any Person which prohibits or limits the ability of the Borrower or such Subsidiary, as the case may be, to
(a) pay dividends or make other distributions or prepay any Debt or other obligations owed to the Borrower and/or any Subsidiary, (b) make loans or advances to the Borrower and/or any Subsidiary, (c) transfer any of its assets to the Borrower and/or any Subsidiary or (d) create, incur, assume or suffer to exist any Lien upon any of its assets or revenues, whether now owned or hereafter acquired; provided that the foregoing shall not apply to restrictions contained in agreements governing Debt incurred after the date of this Agreement by the Guarantor or any Subsidiary in compliance with this Agreement so long as such restrictions are no more restrictive than those contained in this Agreement.

         Section 5.16 Pari Passu Position; Covenant to Secure the Obligations Equally. The Borrower will cause all of the Obligations to at all times rank on a pari passu basis with all of the Borrower's other unsecured Debt. The Borrower will, if it or any Subsidiary shall create or assume any Lien upon any of its assets, whether now owned or hereinafter acquired, other than Liens permitted by
Section 5.11 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 9.05 of this Agreement), make or cause to be made effective provision whereby all of the Obligations will be secured by such Lien equally and ratably with any and all other Debt and other obligations thereby secured so long as any such other Debt or other obligations shall be so secured as evidenced by documentation which is reasonably acceptable to the Administrative Agent. The Borrower acknowledges and agrees that compliance with this covenant will not cure a violation of Section 5.11 of this Agreement or any other covenant contained in this Agreement.

         Section 5.17 New Material Subsidiaries. The Borrower will, within ten
(10) Business Days after (a) the creation, formation or acquisition of any Domestic Subsidiary which is a Material Subsidiary or (b) any Domestic Subsidiary which was not theretofore a Material Subsidiary becoming a Material Subsidiary, cause such Material Subsidiary to guaranty the payment and performance of all of the Obligations pursuant to a Guarantee in substantially the form of the Guaranty. The Borrower will, within ten (10) Business Days after
(a) the creation, formation or acquisition of any Foreign Subsidiary which is a Material Subsidiary or (b) any Foreign Subsidiary which was not theretofore a Material Subsidiary becoming a Material Subsidiary, execute, or cause to be executed, and deliver to Administrative Agent such documents as the Administrative Agent shall request in order to effect the granting and perfection of a security interest or lien as collateral for the Obligations in 65% of Borrower's direct or indirect ownership interest in such Foreign Subsidiary in favor of the Administrative Agent for the ratable benefit of the Lenders. Contemporaneously with the execution of such Guarantee or such documents, the

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

Borrower shall execute and/or obtain and deliver to the Administrative Agent such other documentation, including, without limitation, certified corporate, partnership or limited liability company, as the case may be, documents, resolutions and legal opinions, as the Administrative Agent may reasonably require in connection therewith, all of which must be in form and substance reasonably satisfactory to the Administrative Agent.

         Section 5.18 Use of Proceeds. The proceeds of the Loans shall be used solely to refinance certain existing indebtedness of the Borrower or a Borrowing Subsidiary, to finance Permitted Acquisitions, to effect permitted repurchases of outstanding stock of the Borrower, to pay permitted dividends on Borrower's stock and for general corporate and working capital purposes. No part of the proceeds of any Loan will be used in violation of any applicable law, rule or regulation. With the exception of permitted repurchases by the Borrower of its outstanding stock, the Borrower and any Borrowing Subsidiary will not directly or indirectly use any of the proceeds of any Loan for the purpose of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the respective meanings ascribed to them in Regulation U of The Board of Governors of the Federal Reserve System, as amended.

                                   ARTICLE VI
                                    DEFAULTS

         Section 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Loan or Letter of Credit Obligation, or shall fail to pay within three (3) Business Days of the due date thereof any interest on any Loan, any fees or any other Obligation or other amount payable under this Agreement or any other Loan Document; or

                  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.02, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.14, 5.15 or
5.16; or

                  (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clause (a) or (b) above) for thirty (30) days after the earlier of (i) a Financial Officer has actual knowledge thereof or (ii) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; or

                  (d) any representation, warranty, certification or statement made by the Borrower or any Subsidiary in this Agreement or in any other Loan Document or in any certificate, financial statement or other written document delivered pursuant to this Agreement or any other Loan Document shall prove to have been untrue or incorrect in any material respect when made (or deemed made); or

                  (e) (i) the Borrower or any Subsidiary shall default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Material Debt beyond any period of grace provided with respect thereto, (ii)

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

the Borrower or any Subsidiary shall be in default in the performance of or compliance with any term or provision of any evidence of any Material Debt or of any indenture, mortgage or other agreement, document or instrument relating thereto or any other condition exists, and as a consequence of such default or condition such Material Debt has become, or has been declared (or one or more Persons are entitled to declare such Material Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or
(iii) as a consequence or continuation of any event or condition (other than the passage of time or the right of the holder of Material Debt to convert such Material Debt into equity interests), (x) the Borrower or any Subsidiary has become obligated to purchase or repay any portion of any Material Debt before its regular maturity or before its regularly scheduled dates of payment or (y) one or more Persons have the right to require the Borrower or any Subsidiary to so purchase or repay such Material Debt; or

                  (f) there occurs under any Swap Contract an "Early Termination Date" (as defined in such Swap Contract) resulting from (a) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the "Defaulting Party" (as defined in such Swap Contract) or (B) any "Termination Event" (as defined in such Swap Contract) under such Swap Contract as to which Borrower or any Subsidiary is an "Affected Party" (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than $10,000,000.00; or

                  (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000; or

                  (j) a judgment or order (i) for the payment of money in excess of $10,000,000 or (ii) that would otherwise result in a Material Adverse Effect shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of sixty (60) days; or

                  (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more in voting power of the outstanding Voting Stock of the Borrower; or, during any period of 24 consecutive calendar months, a majority of the board of directors of the Borrower does not consist of individuals who were (i) directors of the Borrower on the first day of such period, (ii) directors who were selected or whose nomination for election was approved by a vote of at least a majority of the directors then still in office referred to in clause (i) above, or (iii) directors who were selected or whose nomination for election was approved by a vote of at least a majority of the board consisting of directors still in office described in clauses (i) and (ii) above or this clause (iii); or

                  (l) the Borrower shall repudiate, or shall challenge the validity or enforceability of its obligations under the Loan Documents or for any reason any of the Loan Documents shall cease to be in full force and effect; or

                  (m) the Guaranty shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Guaranty shall be contested or denied by any Guarantor Subsidiary, or if any Guarantor Subsidiary shall revoke, or deny that it has any further liability or obligation under, the Guaranty or if any Guarantor Subsidiary shall fail to comply with or observe any of the terms, provisions or conditions contained in the Guaranty;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrower terminate the Revolving Credit Commitments and the Swing Line Commitment and they shall thereupon terminate and (ii) if requested by the Required Lenders, by notice to the Borrower declare the Notes (together with accrued interest thereon) and the other Obligations (other than amounts owed by the Borrower under or in respect of any Swap Contract between the Borrower and a Lender or an affiliate of a Lender) to be, and the Notes and other Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Revolving Credit Commitments and the Swing Line Commitment shall thereupon terminate and the Notes (together with accrued interest thereon) and the other Obligations (other than amounts owed by the Borrower under or in respect of any Swap Contract between the Borrower and a Lender or an affiliate of a Lender) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence of any of the foregoing,

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

the Borrower shall immediately deposit with the Administrative Agent as cash collateral to secure all Letter of Credit Obligations an amount in immediately available funds equal to the undrawn portion of all Letters of Credit then outstanding.

         Section 6.02 Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                   ARTICLE VII
              THE ADMINISTRATIVE AGENT AND LETTER OF CREDIT ISSUER

         Section 7.01 Appointment. The Lenders hereby appoint the Administrative Agent to act as specified herein and in the Loan Documents. Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize the Administrative Agent to take such action on its behalf under the provisions hereof, the Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder and under the Loan Documents, by or through its officers, directors, agents, employees or affiliates.

         Section 7.02 Nature of Duties. No Administrative Agent-Related Person shall have duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Agent shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT THE ADMINISTRATIVE AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY LOAN DOCUMENTS, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in this Agreement or in any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon any Administrative Agent-Related Person any obligations in respect of the Agreement or any Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Borrower, and, except as expressly set forth herein, no Administrative Agent-Related Person shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. The Administrative Agent will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to Article VI. The Administrative Agent agrees, upon the written request of the Required Lenders, to take any action of the type specified in this Agreement or any of the other Loan Documents as being within the Administrative Agent's rights, duties, powers or discretion. Notwithstanding the foregoing, (a) the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, attorneys' fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability

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

caused by the Administrative Agent's gross negligence or willful misconduct and
(b) in no event shall the Administrative Agent be required to take any action which it in good faith believes would violate this Agreement or any other Loan Document or any applicable law, rule or regulation.

         Section 7.03 Exculpation Rights, Etc. Neither the Administrative Agent nor any of its officers, directors, Administrative Agents, employees, affiliates or any Administrative Agent-Related Person shall be liable for any action taken or omitted by them hereunder or under any Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. No Administrative Agent-Related Person shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any Loan Document or any other document or the financial condition of the Borrower or any Subsidiary. No Administrative Agent-Related Person shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any Loan Document or any other document or the financial condition of the Borrower or any Subsidiary, or the existence or possible existence of any Default or Event of Default, unless requested to do so by the Required Lenders. The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of this Agreement or the Loan Documents, the Administrative Agent is permitted to take or to grant, or as to any matters not expressly provided for by this Agreement and if such instructions are requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person for refraining from any action or withholding any approval under this Agreement or any Loan Document until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Administrative Agent-Related Person as a result of such Administrative Agent-Related Person acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Required Lenders or, to the extent required by Section 9.05, all of the Lenders.

         Section 7.04 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution notice, statement, certificate, order or other document or any telephone, telex, teletype or telecopier message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any Loan Document and its duties hereunder to thereunder, upon advice of counsel selected by the Administrative Agent.

         Section 7.05 Indemnification. To the extent any Administrative Agent-Related Person is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify each Administrative Agent-Related Person for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Administrative Agent-Related Person in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by any Administrative Agent-Related Person under this Agreement or any Loan Document, in proportion to each Lender's Revolving Credit Commitment Percentage; provided, however, that no Lender shall be liable to an Agent-Related

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Person for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent-Related Person's gross negligence or willful misconduct. The obligations of the Lenders under this Section 7.05 shall survive the payment in full of the Obligations and the termination of this Agreement.

         Section 7.06 Administrative Agent In Its Individual Capacity. With respect to its Loans, its Revolving Credit Commitment and its Swing Line Commitment (and its Revolving Credit Commitment Percentage), the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and, to the extent set forth herein, for any other Lender or holder of obligations hereunder. The terms "Lenders", "holder of obligations" or "Required Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, one of the Required Lenders or a holder of obligations hereunder. The Administrative Agent may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not acting as the Administrative Agent hereunder or under the Loan Documents, including, without limitation, the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

         Section 7.07 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

         Section 7.08 Holders of Obligations. The Administrative Agent may deem and treat the payee of any obligation hereunder as reflected on the books and records of the Administrative Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent pursuant to Section 9.06(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any obligation hereunder shall be conclusive and binding on any subsequent holder, transferee or assignee of such obligation or of any obligation or obligations granted in exchange therefor.

         Section 7.09 Resignation by the Administrative Agent.

                  (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving twenty (20) Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders, with the consent of the Borrower if no Event of Default has occurred and is continuing (which consent shall not be unreasonably withheld) shall appoint a successor Administrative Agent who shall be reasonably satisfactory to the Borrower and shall be an incorporated lender or trust company with combined capital and surplus in excess of $250,000,000.

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                  (c) If a successor Administrative Agent shall not have been so appointed within said twenty (20) Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent until such time, if any, as the Required Lenders, with the consent of the Borrower if no Event of Default has occurred and is continuing (which consent shall not be unreasonably withheld), appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) by the twenty-fifth (25th) Business Day after the date such notice of resignation was given by Administrative Agent, Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of Borrower (which consent shall not be unreasonably withheld), appoint a successor Administrative Agent as provided above.

                  (e) Notwithstanding the foregoing, no consent of the Borrower to any successor Administrative Agent shall be required if any Event of Default has occurred and is continuing.

         Section 7.10 Application of Article VII to Swing Line Lender and Letter of Credit Issuer. The provisions of this Article VII and the obligations of the Lenders thereunder shall be deemed equally to apply to, and be for the benefit of, the Swing Line Lender, the Swing Line Lender-Related Persons, the Letter of Credit Issuer and the Letter of Credit Issuer-Related Persons in connection with their administration of the Swing Line Loans, the Letters of Credit, the Letter of Credit Obligations and the terms and provisions of Sections 2.02 and 2.16, to the same extent that such provisions apply to the Administrative Agent, the Administrative Agent-Related Persons, the Loans and the Obligations, mutatis mutandis.

         Section 7.11 Other Agents. Nothing in this Agreement shall impose on the Sole Lead Arranger, in such capacity, any duties or obligations.

                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES

         Section 8.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any LIBOR Borrowing:

                  (a) the Administrative Agent is advised by Wells Fargo that deposits in dollars (in the applicable amounts) are not being offered to Wells Fargo in the relevant market for such Interest Period, or

                  (b) the Required Lenders advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their LIBOR Loans for such Interest Period,

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the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make LIBOR Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two (2) Business Days before the date of any LIBOR Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, any such LIBOR Borrowing shall instead be made as a Base Rate Borrowing.

         Section 8.02 Illegality. If on or after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central lender or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central lender or comparable agency shall make it unlawful or impossible for any Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make LIBOR Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous in any material respect to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such LIBOR Loan, together with accrued interest thereon. Concurrently with prepaying each such LIBOR Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Lenders), and such Lender shall make such a Base Rate Loan. Within forty-five (45) days following the giving of any such notice by a Lender, if requested by the Borrower, such Lender will assign to one or more lenders or other financial institutions selected by Borrower and acceptable to the Administrative Agent and which are capable of funding and maintaining LIBOR Loans, all of its right and obligations under this Agreement, the Notes and the Letter of Credit Obligations in accordance with the procedures set forth in Section 9.06(c) of this Agreement.

         Section 8.03      Increased Cost and Reduced Return.

                  (a) If on or after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central lender or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central lender or comparable agency:

                           (i) shall subject any Lender (or its Applicable
Lending office) to any tax, duty or other charge with respect to its LIBOR Loans, its Note(s), its obligation to make LIBOR Loans or its Letter of Credit Obligations (collectively, its "Covered Credits"), or shall

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change the basis of taxation of payments to any Lender (or its Applicable
Lending Office) of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its Covered Credits (except for changes in the rate of franchise taxes or tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Applicable Lending Office is located); or

                           (ii) shall impose, modify or deem applicable any
reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Loan any such requirement included in an applicable Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for the London interbank market any other condition affecting its Covered Credits;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Covered Credits, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note(s) with respect thereto, by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If any Lender shall have determined that, after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central lender or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central lender or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

                  (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous in any material respect to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

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         Section 8.04 Base Rate Loans Substituted for Affected LIBOR Loans. If
(i) the obligation of any Lender to make LIBOR Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03(a), then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Revolving Credit Loans which would otherwise be made by such Lender as LIBOR Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Lenders), and

                  (b) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base Rate Loans instead.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including lender wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Administrative Agent, at its address or telex number set forth on Schedule 9.01 hereto, (b) in the case of any Lender, at its address or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be affective (a) if given by telex or facsimile transmission, when such telex or facsimile transmission is transmitted to the telex or facsimile number specified in this Section and the appropriate answerback or receipt of transmission is received, (b) if given by mail, three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

         Section 9.02 No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 9.03 Expenses; Documentary Taxes; Indemnification.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of counsel for the Administrative Agent, in connection with the negotiation, preparation, syndication and administration of this Agreement and the other Loan Documents, (ii) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of counsel to the Administrative Agent, in connection with any waiver or consent under this Agreement or any of the other Loan

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Documents or any amendment, modification, extension, renewal, supplement or restatement of or to this Agreement or any other Loan Document or any Default or Event of Default or alleged Default or Event of Default under this Agreement and
(iii) if an Event of Default occurs and is continuing, all out-of-pocket expenses incurred by the Administrative Agent and each Lender, including fees and disbursements of outside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, the Notes or any of the other Loan Documents.

                  (b) The Borrower agrees to indemnify each Lender and hold each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Lender (or by the Administrative Agent in connection with its actions as Administrative Agent hereunder, by the Swing Line Lender in connection with its actions as Swing Line Lender hereunder or by the Letter of Credit Issuer in connection with its actions as Letter of Credit Issuer hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Lender shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder or any actual or proposed use of any Letter of Credit; provided that none of the Administrative Agent, the Swing Line Lender, the Letter of Credit Issuer or any Lender shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct.

         Section 9.04 Sharing Among Lenders. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender, the Lender receiving such proportionate greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Lenders further agree among themselves that if any such excess payment to a Lender shall be rescinded or must otherwise be restored, the other Lender(s) which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Lender(s) whose payment shall have been rescinded or otherwise restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         Section 9.05 Amendments and Waivers. Any provision of this Agreement, the Notes or the Guaranty may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent, the Swing Line Lender or the Letter of Credit Issuer are affected thereby,

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by the Administrative Agent, the Swing Line Lender or the Letter of Credit
Issuer, as the case may be); provided, however, that (a) any amendment to this Agreement which solely increases the total Revolving Credit Commitments to up to, but not in excess of, $150,000,000 either through the addition of one or more new Lenders or an increase in the Revolving Credit Commitments of one or more of the existing Lenders and makes no other changes to this Agreement or any other Loan Document (other than the issuance of conforming Revolving Credit Notes), need only be signed by the Administrative Agent, the Borrower and the Lender(s) whose Revolving Credit Commitments are increased and (b) no such amendment or waiver shall, unless signed by each Lender (i) extend the Termination Date or increase the Revolving Credit Commitment of such Lender,
(ii) decrease the Revolving Credit Commitment of any Lender (except for a ratable decrease in the Revolving Credit Commitments of all Lenders), (iii) increase the total Revolving Credit Commitments above $150,000,000, (iv) reduce the principal of or rate of interest on any Loan, Letter of Credit Obligation or any fees hereunder, (v) postpone the date fixed for any payment of principal of or interest on any Loan, Letter of Credit Obligation or any fees hereunder or for any reduction or termination of any Revolving Credit Commitment or the Swing Line Commitment, (vi) change the definition of "Required Lenders", (vii) release any security interest or lien upon Borrower's ownership interest in any Foreign Subsidiary, (viii) voluntarily release any Guarantor Subsidiary from its obligations under the Guaranty unless such release is the result of a transaction permitted by Section 5.12(c), (ix) amend Section 9.04, (x) amend this Section 9.05 or (xi) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes or the Letter of Credit Obligations, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

         Section 9.06 Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Lenders in their sole discretion.

                  (b) Any Lender may, with the prior written consent of the Borrower and the Administrative Agent, such consents not to be unreasonably withheld, provided, that if a Participant is an Affiliate of the granting Lender neither the Borrower's nor the Administrative Agent's consent shall be required and provided further that if an Event of Default has occurred and is continuing, the Borrower's consent shall not be required, at any time grant to one or more lenders or other financial institutions (each, a "Participant") participating interests in its Revolving Credit Commitment or any or all of its Loans and Letter of Credit Obligations. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in sub-clauses (i), (ii), (iii), (iv) or (v) of clause (b) of the proviso in Section 9.05 without the

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consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                  (c) (i) Any Lender may at any time assign to one or more lenders or other financial institutions (each, an "Assignee") all, or a proportionate part (such portion to be in an amount equal to or greater than $5,000,000) of all, of its rights and obligations under this Agreement, the Notes and the Letter of Credit Obligations, and such Assignee shall assume such rights and obligations, pursuant to an assignment and assumption agreement in substantially the form of Exhibit F hereto (an "Assignment and Assumption Agreement") executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent, such consents not to be unreasonably withheld; provided, that an Assignee not an Affiliate of such transferor Lender or another Lender must be a financial institution with combined capital and surplus in excess of $250,000,000; provided further that if an Assignee is an Affiliate of such transferor Lender (including a trust established to administer loans sold by such Lender or its Affiliates to such trust, which trust is and shall continue to be administered by such Lender or an Affiliate thereof) neither the Borrower's nor the Administrative Agent's consent shall be required, provided that such transferor Lender shall remain fully obligated under this Agreement for all funding and payment obligations; and provided further that if an Event of Default has occurred and is continuing, the Borrower's consent shall not be required.

                      (ii) Upon (A) execution of an Assignment and Assumption Agreement and the payment of a nonrefundable assignment fee of $3,500 in immediately available funds to the Administrative Agent at its Payment Office in connection with each such assignment, (B) written notice of such assignment by such transferor Lender to the Administrative Agent and (C) the recording by the Administrative Agent of such assignment in the Register and the resulting effect upon the Loans and Letter of Credit Obligations of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of a Note and Letter of Credit Obligations (provided that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and except as described above, no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required.

                      (iii) If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

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                           (iv) Each Assignee shall take such Loans, Letter of
Credit Obligations and Revolving Credit Commitment subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Administrative Agent and the Borrower of written notice of such transfer, by each previous holder of such Loans, Letter of Credit Obligations and Revolving Credit Commitment. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement and
Schedule 1.01 hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the determination of its Revolving Credit Commitment Percentage (in each case, rounded to twelve decimal places), the Loans, the Letter of Credit Obligations and any new Notes to be issued, at the Borrower's expense, to such Assignee, and no further consent or action by the Borrower or the Lenders shall be required to effect such amendments.

                  (d) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other documents executed and delivered in connection herewith (including, without limitation, the Note held by it) to any Federal Reserve Lender in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Borrower or the Administrative Agent and with the consent of the Borrower and the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

                  (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section
8.03 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) The Borrower hereby designates the Administrative Agent to serve as the Borrower's Administrative Agent, solely for purposes of this
Section 9.06 to maintain a register (the "Register") on which it will record the Loans made and Letter of Credit Obligations held by each of the Lenders and each repayment in respect of the principal amount of the Loans and Letter of Credit Obligations of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans or Letters of Credit. With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan or Letter of Credit Obligation shall not be effective until the transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loan or Letter of Credit Obligation and prior to such recordation all amounts owing to the transferor with respect to such Loan or Letter of Credit Obligation shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans or Letter of Credit Obligations shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 9.06(c). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan or Letter of Credit Obligation, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan or Letter of Credit Obligation, and thereupon one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Lender shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 9.06(f); provided that the Administrative Agent shall not have the right to be indemnified under this Section 9.06(f) for its own gross negligence or willful misconduct.

         Section 9.07 Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         Section 9.08 Governing Law. This Agreement and each Note shall be governed by and construed in accordance with the substantive laws of the state of Missouri, without giving effect to the application of choice of law principles.

         Section 9.09 Counterparts. This Agreement may be signed in any number of counterparts (including facsimile counterparts), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 9.10 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT THE BORROWER, THE LENDERS, THE SWING LINE LENDER, THE LETTER OF CREDIT ISSUER AND THE ADMINISTRATIVE AGENT FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY THE BORROWER, THE LENDERS, THE SWING LINE LENDER, THE LETTER OF CREDIT ISSUER AND THE ADMINISTRATIVE AGENT COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHICH AGREEMENT AND OTHER LOAN DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG THE BORROWER, THE LENDERS, THE SWING LINE LENDER, THE LETTER OF CREDIT ISSUER AND THE ADMINISTRATIVE AGENT, EXCEPT AS THE BORROWER, THE LENDERS, THE SWING LINE LENDER, THE LETTER OF CREDIT ISSUER AND THE ADMINISTRATIVE AGENT MAY LATER AGREE IN WRITING TO MODIFY THEM. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

         Section 9.11 Confidentiality. The Administrative Agent and each Lender represent that they will maintain the confidentiality of any written or oral information provided under this

Agreement by or on behalf of the Borrower (hereinafter collectively called "Confidential Information"), subject to the Administrative Agent's and each Lender's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its lender examiners, auditors, counsel and other professional advisors and to other Lenders, (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Lenders and the Borrower or any of its Subsidiaries and Affiliates and (d) right to provide such information to Participants, prospective Participants to which sales of participating interests are permitted pursuant to Section 9.06(b) and prospective Assignees to which assignments of interests are permitted pursuant to Section 9.06(c) if such Participant, prospective Participant or prospective Assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a "Lender" party hereto. Notwithstanding the foregoing, any such information supplied to a Lender, Participant, prospective Participant or prospective Assignee under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge.

         Section 9.12 Consent to Jurisdiction; Waiver of Jury Trial. THE BORROWER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN ST. LOUIS COUNTY, MISSOURI AND/OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS THE ADMINISTRATIVE AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND THE BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS DETERMINED PURSUANT TO SECTION 9.01. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE SWING LINE LENDER, THE LETTER OF CREDIT ISSUER AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 9.13 Independence of Covenants. All of the covenants contained in this Agreement and the other Loan Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

         Section 9.14 Distribution of Material. The Borrower agrees that the Agent may make any material delivered by the Borrower to the Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower, any of its Subsidiaries, or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Agent, an Affiliate of the Agent, or any Person that is not an Affiliate of the Agent), such an IntraLinks, or a substantially similar electronic system (the "Platform"). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

         Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Agent in writing of such Lender's e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     ESCO TECHNOLOGIES INC.

                                     By_________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                     WELLS FARGO BANK, NATIONAL
                                     ASSOCIATION, in its individual capacity
                                     and as Swing Line Lender, Letter of Credit
                                     Issuer, Administrative Agent and
                                     Sole Lead Arranger

                                     By_________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                     BANK OF AMERICA, N.A.

                                     By_________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                     LASALLE BANK NATIONAL ASSOCIATION

                                     By_________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                     BANK ONE, N.A.

                                     By_________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                     COMMERCE BANK, N.A.

                                     By_________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                     THE NORTHERN TRUST COMPANY

                                     By_________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                  SCHEDULE 1.01

                          REVOLVING CREDIT COMMITMENTS

Lender                                                 Revolving Credit Commitment
------                                                 ---------------------------
Wells Fargo Bank, National Association                        $ 25,000,000
Bank of America, N.A.                                         $ 21,000,000
LaSalle Bank National Association                             $ 16,500,000
Bank One, N.A.                                                $ 12,500,000
Commerce Bank, N.A.                                           $ 12,500,000
The Northern Trust Company                                    $ 12,500,000
                                                              ------------

TOTAL                                                         $100,000,000

                                 SCHEDULE 4.05

                                   LITIGATION

                                      None.

                                  SCHEDULE 4.06

                                      ERISA

                                      None.

SCHEDULE 4.09

SUBSIDIARIES

                                                         Jurisdiction of
Domestic Subsidiaries of Borrower:                        Incorporation             Owned by                        % of Ownership
----------------------------------                        -------------             --------                        --------------
ESCO Technologies Holding Inc.                              DE              ESCO Technologies Inc.                         100%
PTI Technologies Inc.                                       DE              ESCO Technologies Holding Inc.                 100%
Filtertck Inc.                                              DE              ESCO Technologies Holding Inc.                 100%
VACCO Industries                                            CA              ESCO Technologies Holding Inc.                 100%
ETS-Lindgren, L.P.                                          TX              Rantec Holdings, Inc.                           99%
                                                                            Rantec Commercial, Inc.                          1%
Distribution Control Systems, Inc.                          MO              ESCO Technologies Holding Inc.                 100%
Rantec Holdings, Inc.                                       MO              ESCO Technologies Holding Inc.                 100%
Rantec Commercial, Inc.                                     CA              Rantec Holdings, Inc.                          100%
Comtrak Technologies, L.L.C.                                MO              ESCO Technologies Holding Inc.                  99%
Comtrak International Services, Inc.                        MO              Comtrak Technologies, L.L.C.                   100%
Hazeltine Europe, Inc.                                      DE              ESCO Technologies Holding Inc.                 100%
Lindgren RF Enclosures, Inc.                                IL              ESCO Technologies Holding Inc.                 100%
Lindgren, Inc.                                              DE              ESCO Technologies Holding Inc.                 100%
Filtertek de Puerto Rico Inc.                               DE              Filtertek Inc.                                 100%
ESCO de Mexico Holding Inc.                                                 ESCO Technologies Holding Inc.                 100%
Lindgren PRC Holding Inc.                                   DE              Lindgren RF Enclosures, Inc.                   100%

Foreign Subsidiaries of Borrower

Filtertek SA                                                France          Filtertek Inc.                                  72%
                                                                            Filtertek BV                                    28%
Filtertek do Brazil Industria E Commercio Ltda.             Brazil          Filtertek Inc.                              99.999%
                                                                            Filtertek de Puerto Rico Inc.                0.001%

Filtertek BV                                                Netherlands     Filtertek Inc.                                 100%
Filtertek GmbH                                              Germany         Filtertek Inc.                                 100%
Filtrotec, Inc.                                             Puerto Rico     Filtertek Inc.                                 100%
Distribution Control Systems Caribe, Inc.                   Puerto Rico     Distribution Control Systems, Inc.             100%
Distribution Control Systems do Brazil Ltda.                Brazil          Distribution Control Systems, Inc.             100%
Nansen-DCSI Technologies S.A.                               Brazil          Distribution Control Systems do Brazil
                                                                            Ltda.                                           51%
                                                                            Nansen S.A. Instruments de Precisao             49%
ESCO Electronics De Mexico S-A. de C.V.                     Mexico          ESCO de Mexico Holding Inc.                     99%
                                                                            ESCO Technologies Holding Inc.                   1%
ETS-Lindgren Japan, Inc.                                    Japan           ESCO Technologies Holding Inc.                 100%
Euroshield Oy                                               Finland         ESCO Technologies Holding Inc.                 100%
Ray Proof Limited                                           England         Lindgren, Inc.                                 100%
Hazeltine Limited                                           England         Hazeltine Europe, Inc.                         100%
ETS-Lindgren do Brasil Ltda.                                Brazil          Lindgren RF Enclosures Inc.                    100%
Beijing Lindgren Technology Service Co., Ltd.               China           Lindgren PRC Holding Inc.                      100%
Beijing Lindgren ElectronMagnetic Technology Service Co.,
  Ltd.                                                      China           Lindgren PRC Holding Inc.                      100%

SCHEDULE 4.17

EXISTING DEBT

1) Letters of Credit

    Issuing
      Bank                LC #          Amount
      ----                ----          ------
Bank of America           3026661      200,000.00
Bank of America           3026660    2,050,000.00
                                     ------------
SUBTOTAL                             2,250,000.00

Commerce              SLC00001786       28,458.00
Commerce              SLC00001787       28,330.00
Commerce              SLC00001788      119,030.00
Commerce              SLC00001789      121,318.00
Commerce              SB96005711       270,000.00
Commerce              SLC00002197      229,000.00
Commerce              SLC00002305      121,260.00
Commerce              SLC00002092       32,000.00
Commerce              SLC00002091       12,838.00
                                     ------------
SUBTOTAL                               962,234.00

TOTAL                                3,212,234.00
                                     ============

2) Other Debt

     Issuing Bank                      Type of Debt          Amount
     ------------                      ------------          ------
Nordea Bank Finland PLC                   Loan             541,170.00

Note: Euroshield Oy (Finland) has a Guarantee facility of Euro's 1,345,000 (one million three hundred forty-five thousand) and a loan facility of Euro's 2,000,000 (two-million) with Nordea Bank Finland PLC. The Facilities are secured by a mortgage on the assets of Euroshield Oy. ESCO Technologies Inc. has provided and continues to provide a guaranty of the Facilities to Nordea Bank Finland PLC.

                                  SCHEDULE 5.11

                                 EXISTING LIENS

Euroshield Oy (Finland) has a Guarantee facility of Euro's 1,345,000 (one million three hundred forty-five thousand) and a loan facility of Euro's 2,000,000 (two-million) with Nordea Bank Finland PLC. The Facilities are secured by a mortgage on the assets of Euroshield Oy. ESCO Technologies Inc. has provided and continues to provide a guaranty of the Facilities to Nordea Bank Finland PLC.

                                  SCHEDULE 9.01

                               NOTICE INFORMATION

ESCO Technologies Inc.
8888 Ladue Road
Suite 200
St. Louis, Missouri 63124
Attention: Matthew Mainer
Telephone: 314-213-7252
Facsimile: 314-213-7250

Wells Fargo Bank, National Association
120 South Central
MAC N2650-140
St. Louis, Missouri 63105
Attention: David Wilsdorf
Telephone: (314) 290-5074
Facsimile: (314) 726-3173

                                    EXHIBIT A

                                     [Date]

Wells Fargo Bank, National Association,
  as Administrative Agent
1740 Broadway
MAC C7300-034
Denver, Colorado 80274
Attention: Agency Syndication Group - Kevin Rapp

Re: Notice of Revolving Credit Borrowing

Ladies and Gentlemen:

      Reference is hereby made to that certain Credit Agreement dated as of October ___, 2004, by and among ESCO Technologies Inc. (the "Borrower"), the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent for the Lenders and Wells Fargo Bank, National Association, as Sole Lead Arranger, as the same may be amended, modified, extended, renewed, supplemented or restated from time to time (the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

      The Borrower hereby requests that the Lenders make a Revolving Credit Loan in the aggregate principal amount of $___________ to Borrower under the terms of the Credit Agreement on (which is a Business Day). Of the requested Revolving Credit Loan, $_______ is to be a Base Rate Loan and $ is to be a LIBOR Loan. The Interest Period for the portion of the requested Revolving Credit Loan that is a LIBOR Loan is ______________.

      The undersigned hereby certifies that all of the conditions precedent under Section 3.02 of the Credit Agreement have been satisfied.

      Executed this _________ day of ______________, 20____.

                                          ESCO TECHNOLOGIES INC.

                                          By ___________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                    EXHIBIT B

                                     [Date]

Wells Fargo Bank, National Association,
  as Administrative Agent
1740 Broadway
MAC C7300-034
Denver, Colorado 80274
Attention: Agency Syndication Group - Kevin Rapp

Re: Notice of Swing Line Borrowing

Ladies and Gentlemen:

      Reference is hereby made to that certain Credit Agreement dated as of October ___, 2004, by and among ESCO Technologies Inc. (the "Borrower"), the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent for the Lenders and Wells Fargo Bank, National Association, as Sole Lead Arranger, as the same may be amended, modified, extended, renewed, supplemented or restated from time to time (the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

      The Borrower hereby requests that the Swing Line Lender make a Swing Line Loan in the aggregate principal amount of $ to Borrower under the terms of the Credit Agreement on (which is a Business Day).

      The undersigned hereby certifies that all of the conditions precedent under Section 3.03 of the Credit Agreement have been satisfied.

      Executed this __________ day of ________________, 20 ____.

                                          ESCO TECHNOLOGIES INC.

                                          By ___________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                    EXHIBIT C

                              REVOLVING CREDIT NOTE

$_____________                                                __________, 20 ___

      FOR VALUE RECEIVED, the undersigned, ESCO TECHNOLOGIES INC., a Missouri corporation (the "Borrower"), hereby promises to pay to the order of (the "Lender"), the principal sum of . Dollars ($ ), or, if less, the aggregate unpaid principal amount of the Revolving Credit Loans (as defined in the Credit Agreement which is hereinafter defined; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement) made by the Lender to the Borrower pursuant to the Credit Agreement, on the Termination Date, together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding. The unpaid principal amount hereof shall bear interest at the rate or rates provided for in the Credit Agreement. Prior to maturity, whether by acceleration or otherwise, accrued interest shall be payable at such times as set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Interest shall be computed as provided in the Credit Agreement. Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the Payment Office, in immediately available funds. Amounts advanced hereunder may be repaid and reborrowed from time to time as provided for in the Credit Agreement.

      This Note is a Revolving Credit Note referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of October ___, 2004 (as the same may be amended, modified, extended, renewed, supplemented or restated from time to time, the "Credit Agreement") by and among the Borrower, the financial institutions signatory thereto (the "Lenders"), Wells Fargo Bank, National Association as Administrative Agent (the "Administrative Agent") for the Lenders and Wells Fargo Bank, National Association, as Sole Lead Arranger, the terms, covenants, conditions, provisions, stipulations and agreements of which are made a part hereof to the same extent and with the same effect as if fully set forth herein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      THE BORROWER HEREBY WAIVES PRESENTMENT, DEMAND, PROTEST OR NOTICE OF ANY KIND IN CONNECTION WITH THIS NOTE.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MISSOURI WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

      IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Revolving Credit Note as of the date first written above.

                                          ESCO TECHNOLOGIES INC.

                                          By ___________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                    EXHIBIT D

                                 SWING LINE NOTE

$7,500,000.00                                                  October ___, 2004

      FOR VALUE RECEIVED, the undersigned, ESCO TECHNOLOGIES INC., a Missouri corporation (the "Borrower"), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00), or, if less, the aggregate unpaid principal amount of the Swing Line Loans (as defined in the Credit Agreement which is hereinafter defined; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement) made by the Lender to the Borrower pursuant to the Credit Agreement, on the due dates set forth in the Credit Agreement, together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding. The unpaid principal amount hereof shall bear interest at the rate or rates provided for in the Credit Agreement. Prior to maturity, whether by acceleration or otherwise, accrued interest shall be payable at such times as set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Interest shall be computed as provided in the Credit Agreement. Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the Payment Office, in immediately available funds. Amounts advanced hereunder may be repaid and reborrowed from time to time as provided for in the Credit Agreement.

      This Note is the Swing Line Note referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of October ___, 2004 (as the same may be amended, modified, extended, renewed, supplemented or restated from time to time, the "Credit Agreement") by and among the Borrower, the financial institutions signatory thereto (the "Lenders"), Wells Fargo Bank, National Association as Administrative Agent (the "Administrative Agent") for the Lenders and Wells Fargo Bank, National Association, as Sole Lead Arranger, the terms, covenants, conditions, provisions, stipulations and agreements of which are made a part hereof to the same extent and with the same effect as if fully set forth herein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      THE BORROWER HEREBY WAIVES PRESENTMENT, DEMAND, PROTEST OR NOTICE OF ANY KIND IN CONNECTION WITH THIS NOTE.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MISSOURI WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

      IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Swing Line Note as of the date first written above.

                                          ESCO TECHNOLOGIES INC.

                                          By ___________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                    EXHIBIT E

                                October ___, 2004

To the Lenders, the Administrative Agent, and the Sole Lead Arranger referred to below
c/o Wells Fargo Bank, National Association, as Administrative Agent
120 South Central
MAC N2650-140
St. Louis, Missouri 63105

      Re: Credit Agreement dated as of October __, 2004

Ladies and Gentlemen:

      We have acted as counsel for ESCO Technologies Inc., a Missouri corporation (the "Borrower") and _____________________________(individually, a "Guarantor Subsidiary" and collectively, the "Guarantor Subsidiaries") (the Borrower and the Guarantor Subsidiaries are sometimes hereinafter individually referred to as an "Obligor" and collectively referred to as the "Obligors") in connection with that certain Credit Agreement (the "Credit Agreement") dated as of October ________, 2004, by and among the Borrower, the financial institutions listed on the signature pages thereof (collectively, the "Lenders"), Wells Fargo Bank, National Association, as Administrative Agent for the Lenders and Wells Fargo Bank, National Association, as Sole Lead Arranger. All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement. This opinion is being rendered to you at the request of our clients pursuant to Section 3.01(e) of the Credit Agreement.

      As such counsel, we have examined:

      1. The Certificate or Articles of Incorporation and all amendments thereto of each Obligor;

      2. The By-Laws and all amendments thereto of each Obligor;

      3. All relevant corporate minutes, resolutions and other proceedings of each Obligor;

      4. The stock records of each Guarantor Subsidiary;

      5. The Credit Agreement;

      6. The Revolving Credit Note of the Borrower dated the date hereof and payable to the order of the Wells Fargo Bank, National Association in the principal amount of up to $______________;

      7. The Revolving Credit Note of the Borrower dated the date hereof and payable to the order of __________________ in the principal amount of up to $__________;

      8. The Revolving Credit Note of the Borrower dated the date hereof and payable to the order of _____________ in the principal amount of up to $___________;

      9. The Swing Line Note of the Borrower dated the date hereof and payable to the order of Wells Fargo Bank, National Association in the principal amount of up to $7,500,000.00; and

      10. The Guaranty dated as of the date hereof and executed by the Guarantor Subsidiaries in favor of the Administrative Agent, the Swing Line Lender, the Offshore Currency Fronting Lender, the Letter of Credit Issuer and each Lender.

The documents listed in clauses (5) through (10) above are sometimes hereinafter collectively referred to as the "Loan Documents".

      We have also examined (a) originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents, certificates, corporate and official records, affidavits and other instruments and (b) such laws and regulations as we deemed necessary or appropriate for purposes of this opinion. As to factual matters, we have, in certain instances, examined and relied upon certificates of corporate officials and certificates of public officials, copies of which certificates, if any, are attached hereto. In such examinations we have assumed the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

      Based upon such review and upon such inquiries and investigations of the Obligors as we deemed necessary or relevant, we are of the opinion that:

      1. Each Obligor (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation with perpetual corporate existence, (b) has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage and (c) is duly qualified as a foreign corporation and is in good standing in all other states where the nature of its business or the ownership or use of property requires such qualification and where the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect.

      2. Each Guarantor Subsidiary is a Wholly-Owned Subsidiary of the Borrower.

      3. Each Obligor has full corporate right, power and authority to execute, deliver and perform the terms and provisions of the Loan Documents to which it is a party and has duly taken or caused to be taken all necessary corporate actions (including, without limitation, the obtaining of any consent of shareholders required by law or by the Certificate or Articles of Incorporation or By-Laws of such Obligor) to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

      4. The execution, delivery and performance by the Obligors of the Loan Documents do not:

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

            (a) violate any provision of any law, rule or regulation (including, without limitation, any usury law, rule or regulation);

            (b) to the best of our knowledge after due inquiry, violate any order, writ, judgment, injunction, decree, determination or award presently in effect which affects or binds any Obligor or any property or assets of any Obligor;

            (c) violate any provision of the Certificate or Articles of Incorporation or By-Laws of any Obligor; or

            (e) to the best of our knowledge after due inquiry, conflict with, or result in the breach of, or constitute a default under, any other indenture, mortgage, deed of trust, lease, contract, agreement, document or instrument to which any Obligor is a party or by which any Obligor is bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of any Obligor thereunder.

      5. Each of the Loan Documents has been duly authorized, executed and delivered by such of the Obligors as are parties thereto, constitutes the legal, valid and binding obligation of such of the Obligors as are parties thereto and is enforceable against such of the Obligors as are parties thereto in accordance with its terms (including, without limitation, the choice of law provisions contained therein), except as such enforceability may be limited by (a) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      6. To the best of our knowledge after due inquiry, except as otherwise set forth in the Loan Documents, including, without limitation, any schedules or exhibits thereto, (a) no judgments are outstanding against the Borrower or any of its Subsidiaries, (b) there is not now pending nor threatened against the Borrower or any of its Subsidiaries any litigation, arbitration, contested claim or governmental or regulatory proceeding (i) which questions the validity of any of the Loan Documents or any of the transactions contemplated thereby or (b) in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect and (c) no Obligor is in default with respect to any order, writ, injunction or decree of any court or under any law, order, regulation or demand of any governmental or regulatory body, instrumentality, authority, agency or official, a default under which could reasonably be expected to have a Material Adverse Effect.

      7. No action, consent or approval of, or filing, recording or registration with, any governmental, regulatory or public body, instrumentality, authority, agency or official is required to authorize, or is otherwise required in connection with, the execution, delivery and/or performance of the Loan Documents.

      8. No Obligor is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or, to our knowledge, "controlled" by an "investment company", as such terms are defined under the Investment Company Act of 1940, as amended.

      9. No Obligor is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                               Very truly yours,

                                    EXHIBIT F

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      Reference is made to that certain Credit Agreement dated as of October ___, 2004, by and among ESCO Technologies Inc., a Missouri corporation (the "Borrower"), the financial institutions parties thereto in their capacities as Lenders thereunder, Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent") and Wells Fargo Bank, National Association, as Sole Lead Arranger, as the same has heretofore been amended, modified, extended, renewed, supplemented or restated (the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

      NOW, THEREFORE, ____________________________ (the "Transferor") and
____________________________ (the "Transferee") hereby agree as follows:

      1. The Transferor hereby transfers and assigns to the Transferee, except with respect to indemnities of the Borrower, if any, which have not been satisfied and which shall have arisen prior to the Effective Date (as defined in Section 11 hereof), that interest in and to all the Transferor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 2 of Schedule A to this Assignment and Assumption Agreement ("Assigned Portion") and the Transferee hereby accepts said assignment and, to the extent of its respective interests therein, assumes the commitments and obligations established under the Credit Agreement with respect to the Assigned Portion. The assignment affected hereby is without recourse against or warranty (except as provided in Section 4 below) by the Transferor.

      2. In connection with the assignment affected hereby by the Transferor to the Transferee of the Assigned Portion with respect to the Credit Agreement:

            (a) as of the Effective Date, the Transferee shall pay to the Transferor, in immediately available funds, an amount equal to the outstanding indebtedness owed to it by the Borrower under the Credit Agreement with respect to the Assigned Portion;

            (b) from and after the Effective Date: (i) the Transferee shall (A) be a Lender party to the Credit Agreement for all purposes of the Credit Agreement and the other Loan Documents, (B) be subject to the terms and conditions thereof and (C) have all of the rights, interests, liabilities, duties and obligations of the Transferor under the Credit Agreement, the Revolving Credit Notes, the Letter of Credit Obligations and the Guaranty to the extent of the Assigned Portion; and (ii) the Transferor shall to the extent provided in this Assignment and Assumption Agreement relinquish such rights and interest and be released from such liabilities, duties and obligations under the Credit Agreement, the Revolving Credit Notes, the Letter of Credit Obligations and the Guaranty as shall have been assigned to the Transferee hereunder; and

            (c) from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Portion (including, without limitation, all payments of principal, interest and fees, if applicable, with respect thereto) to the

Transferee. The Transferor and Transferee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date between themselves.

      3. Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and perform such further acts as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement, provided neither this Assignment and Assumption Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Assignment and Assumption Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

      4. By executing and delivering this Assignment and Assumption Agreement, the Transferor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any Revolving Credit Note, any Letter of Credit Obligation or the Guaranty, or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries, or the performance or observance by the Borrower or any of its Subsidiaries of any of its obligations under the Credit Agreement, any Revolving Credit Note, any Letter of Credit Obligation or the Guaranty or any other instrument or document furnished pursuant hereto.

      5. By executing and delivering this Assignment and Assumption Agreement, the Transferee: (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (b) will independently and without reliance upon the Administrative Agent, the Letter of Credit Issuer, the Swing Line Lender, the Transferor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent, the Letter of Credit Issuer to take such action as Letter of Credit Issuer and the Swing Line Lender to take such action as the Swing Line Lender, on its behalf and to exercise such powers under the Credit Agreement, the Revolving Credit Notes, the Letters of Credit and the Guaranty as are delegated to the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement, the Revolving Credit Notes, the Letter of Credit Obligations and the Guaranty are required to be performed by it as a Lender.

      6. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by facsimile or United States mail or courier service. For purposes hereof, the notice address of each party hereto shall be as set forth on Schedule A hereto or, as to either party, such other address as shall be designated by such party in writing.

      7. Each of the Transferor and the Transferee represents and warrants to the Borrower and the Administrative Agent that after giving effect to the assignment of the Assigned Portion affected hereby, each of the Transferor and the Transferee is in compliance with the provisions of Section 9.06 of the Credit Agreement.

      8. This Assignment and Assumption Agreement may be executed in any number of counterparts (including facsimile counterparts) and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      9. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MISSOURI WITHOUT REFERENCE TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

      10. No assignment effected pursuant to this Assignment and Assumption Agreement shall constitute a novation of the obligations of the Borrower being assigned.

      11. This Assignment and Assumption Agreement shall become effective on the date (the "Effective Date") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of the Transferor and the Transferee; (ii) the execution of a counterpart hereof by the Borrower and the Administrative Agent as evidence of its consent hereto to the extent required under Section 9.06(c) of the Credit Agreement; (iii) the receipt by the Administrative Agent of the processing and recordation fee referred to in
Section 9.06(c) of the Credit Agreement; (iv) in the event the Transferee is not a United States person, the delivery by the Transferee to the Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Transferee may be required to deliver to the Administrative Agent pursuant to Sections 2.15 and/or 9.06(c) of the Credit Agreement; and (v) the receipt by the Administrative Agent of originals or facsimiles of the counterparts described above and authorization of delivery thereof; provided, however, that for all purposes under this Assignment and Assumption Agreement, the term "Settlement Date" shall mean the later of (a) the date specified in Item 3 of Schedule A hereto and (b) the Effective Date.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on Schedule A hereto.

                                   SCHEDULE A
                           TO THE ASSIGNMENT AGREEMENT

1. NAME AND DATE OF CREDIT AGREEMENT: Credit Agreement, dated as of October ___, 2004, by and among the Borrower, the financial institutions parties thereto as Lenders, Wells Fargo Bank, National Association as Administrative Agent for the Lenders and Wells Fargo Bank, National Association, as Sole Lead Arranger, as the same may be amended, modified, extended, renewed, supplemented or restated from time to time.

2. Assigned Portions:

      (a)   Aggregate Revolving Credit
            Commitments of all of the Lenders    $ _________________

      (b)   Assigned Share                       ___________________%

      (c)   Amount of Assigned Share             $ _________________

3. Settlement Date: ________________ , 20 ____

4. Payment Instructions:
   TRANSFEROR:                                   TRANSFEREE:

   Attn:                                         Attn:
   Ref:                                          Ref:

5. Notice of Address:
   TRANSFEROR:                                   TRANSFEREE:

   Attn:                                         Attn:
   Ref:                                          Ref:

6. SIGNATURES:

   [NAME OF TRANSFEROR]

   By __________________________
   Name: _______________________
   Title: ______________________

   [NAME OF TRANSFEREE]

   By __________________________
   Name: _______________________
   Title: ______________________

   Consented to in accordance
   with Section 9.06(c) of the
   Credit Agreement

   ESCO TECHNOLOGIES INC.

   By __________________________
   Name: _______________________
   Title: ______________________

   Accepted in accordance with
   Section 9.06(c) of the Credit
   Agreement

   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   as Administrative Agent

   By __________________________
   Name: _______________________
   Title: ______________________

                                    EXHIBIT G

                             Compliance Certificate

To: Wells Fargo Bank, National Association, as Administrative Agent
Date: _____________________, 20____
Subject: ESCO Technologies Inc.

Financial Statements

In accordance with our Credit Agreement dated as of October ___, 2004, as amended, modified, extended, renewed, supplemented or restated (the "Credit Agreement"), attached are the financial statements of ESCO Technologies Inc. (the "Borrower") and its Subsidiaries of and for the [Fiscal Year] [Fiscal Quarter] ended _______________, 20 ___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

The Borrower certifies that the Current Financials have been prepared in accordance with GAAP, [subject to year-end audit adjustments and absence of footnotes,] and fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and in a manner consistent with prior periods.

Events of Default. (Check one):

            [ ] Except as previously reported in writing to the Administrative Agent, the Borrower does not have knowledge of the occurrence of any Default or Event of Default under the Credit Agreement.

            [ ] The Borrower has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Administrative Agent and attached hereto is a statement of the facts with respect to thereto and the action which the Borrower is taking or purposes to take with respect thereto.

Subsidiaries. The Borrower further hereby certifies that as of the date hereof it has the following Subsidiaries:

                                                      Such Subsidiary is a Material
Name of Subsidiary    Jurisdiction of Organization    Subsidiary (Y/N)
------------------    ----------------------------    -----------------------------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Financial Covenants.  The Borrower further hereby certifies as follows:

1. Maximum Consolidated Leverage Ratio. Pursuant to Section 5.07 of the Credit Agreement, as of the Reporting Date, the Borrower's Consolidated Leverage Ratio was _____ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio be no more than 2.75 to 1.00 on the Reporting Date.

2. Minimum EBITDA. Pursuant to Section 5.08 of the Credit Agreement, as of the Reporting Date, Borrower's EBITDA was $________ which [ ] satisfies [ ] does not satisfy the requirement that such EBITDA be at least $_________.

3. Minimum Consolidated Net Worth. Pursuant to Section 5.09 of the Credit Agreement, as of the Reporting Date, the Borrower's Consolidated Net Worth was $____________ which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than $_______________.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                               ESCO TECHNOLOGIES INC.

                                               By ______________________________
                                               Name: ___________________________
                                               Title: __________________________

                                    EXHIBIT H

                     FORM OF BORROWING SUBSIDIARY SUPPLEMENT
                             __________, _________

To the Administrative Agent and Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

      Reference is made to the Credit Agreement date as of October __, 2004 initially among ESCO Technologies Inc., the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Offshore Currency Fronting Lender, Letter of Credit Issuer, Swing Line Lender and as Administrative Agent for the Lenders (the "Credit Agreement"). Terms not otherwise defined herein are used as defined in the Credit Agreement.

      The undersigned, ___________________________, a __________________
[corporation] (the "Subsidiary"), wishes to become a "Borrowing Subsidiary" under the Credit Agreement, and accordingly hereby agrees that from the date hereof it shall become a "Borrowing Subsidiary" under the Credit Agreement and agrees that from the date hereof and until the payment in full of the principal of and interest on all Loans made to it under the Credit Agreement and performance of all of its other obligations thereunder, and termination hereunder of its status as a "Borrowing Subsidiary" as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a "Borrower" or a "Borrowing Subsidiary." Without limiting the generality of the foregoing, the Subsidiary hereby affirms the jurisdictional and other provisions of Section 9.12 of the Credit Agreement and acknowledges that it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof. In addition, the Subsidiary hereby authorizes the Borrower to act on its behalf in connection with the selection of types and Interest Periods for Loans and the conversion and continuation of Loans.

      So long as the principal of and interest on all Loans made to the Subsidiary under the Credit Agreement shall have been paid in full and all other obligations of the Subsidiary under the Credit Agreement shall have been fully performed, the Borrower may by not less than five Business Days' prior notice to the Lenders terminate the Subsidiary's status as a "Borrowing Subsidiary."

      The Subsidiary represents and warrants to the Administrative Agent and the Lenders that:

            (a) Organization and Corporate Powers. Such Subsidiary (i) is a company duly formed and validly existing and in good standing under the laws of the state or country of its organization (such jurisdiction being hereinafter referred to as the "Home Country"); (ii) has the requisite power and authority to own its property and assets and to carry on its business substantially as now conducted except where the failure to have such requisite authority would not have a material adverse effect on such Subsidiary; and (iii) has the requisite power and authority and legal right to execute and deliver any Offshore Currency Addendum to which it is a party and each other Loan Document to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings.

            (b) Binding Effect. Each Loan Document, including, without limitation, any Offshore Currency Addendum, executed by such Subsidiary is the legal, valid and binding obligations of such Subsidiary enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

            (c) No Conflict; Government Consent. Neither the execution and delivery by such Subsidiary of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Subsidiary with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subsidiary or any of its Subsidiaries or such Subsidiary's or any of its Subsidiaries' memoranda or articles of association of the provisions of any indenture, instrument or agreement to which such Subsidiary or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of such Subsidiary or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a material adverse effect on such Subsidiary. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

            (d) Filing. To ensure the enforceability or admissibility in evidence of this Agreement and each Loan Document to which such Subsidiary is a party (including without limitation, any Offshore Currency Addendum) in its Home Country, it is not necessary that this Agreement or any other Loan Document to which such Subsidiary is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid to or in respect of this Agreement or any other Loan Document of such Subsidiary. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of such Subsidiary's Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Subsidiary is a party or the enforcement of any such right, privilege, or remedy against such Subsidiary. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of such Subsidiary's Home Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of such Subsidiary's Home Country or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Borrower and the Subsidiary hereby agree to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Borrower and the Subsidiary make such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which the such Subsidiary's Home Country is a member.

            (e) No Immunity. Neither such Subsidiary nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Subsidiary's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

      By its execution of this Borrowing Subsidiary Supplement, the Borrower hereby absolutely and unconditionally guarantees to each Lender, the Offshore Currency Fronting Lender and the Administrative Agent the prompt and complete payment when due in accordance with their respective terms (whether by reason of demand, maturity, acceleration or otherwise) of any and all of the Obligations incurred by the Subsidiary (whether heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether the Subsidiary may be liable individually or jointly with others and whether recovery upon such Obligations may be or hereafter becomes unenforceable). In addition, the Borrower shall and agrees to be liable to each Lender, the Offshore Currency Fronting Lender and the Administrative Agent for all costs and expenses incurred by such Person in attempting or effecting collection under this Guaranty (whether or not litigation shall be commenced in aid thereof) and in connection with representation of such Person in connection with bankruptcy or insolvency proceedings relating to or affecting this Guaranty, including, without limitation, reasonable attorneys' fees and expenses. This Guaranty is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Obligations, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time create new Obligations after all or any prior Obligations have been satisfied, and notwithstanding the dissolution, liquidation or bankruptcy of the Borrower or the Subsidiary or any other event or proceeding affecting the Borrower or the Subsidiary. The obligations of Borrower under this Guaranty shall be in addition to any obligations of Borrower under any other guaranties of any indebtedness, liabilities or obligations of the Subsidiary or any other Persons heretofore, now or hereafter given to any Lender, the Swing Line Lender, the Letter of Credit Issuer, the Offshore Currency Fronting Lender and/or the Administrative Agent unless said other guaranties are expressly modified or revoked in writing; and this Guaranty shall not affect or invalidate any such other guaranties. The liability of Borrower under this Guaranty shall be reinstated and revived and the rights of each Lender, the Offshore Currency Fronting Lender and the Administrative Agent shall continue if and to the extent for any reason any amount at any time paid on account of any of the Obligations is rescinded or must otherwise be restored by any Lender, the Offshore Currency Fronting Lender and/or the Administrative Agent, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by the applicable Lender, the Offshore Currency Fronting Lender and/or the Administrative Agent, as the case may be, in its sole discretion; provided however, that if the applicable Lender, the Offshore Currency Fronting Lender and/or the Administrative Agent, as the case may be, chooses to contest any such matter at the request of Borrower, the Borrower agrees to indemnify and hold such Lender, Offshore Currency Fronting Lender and/or the Administrative Agent, as the case may be, harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by such Person in connection therewith, including without limitation, in any litigation with respect thereto. The Borrower authorizes each Lender, the Offshore Currency Fronting Lender and the Administrative Agent, without notice to or demand on Borrower, and without affecting Borrower's liability under this Guaranty, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any portion thereof, including increasing or decreasing of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or of the Obligations or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as such Person in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Obligations, or any portion thereof, or any other party thereto; and (e) apply payments received by such Person from the Borrower or the Subsidiary to the Obligations in such manner and order as it shall determine in its sole discretion, and the Borrower hereby waives any provision of law regarding application of payments which specifies otherwise. Each Lender, the Offshore Currency Fronting Lender and/or the Administrative Agent may without notice assign its rights, obligations and/or duties under this Guaranty in whole or in part. The Borrower waives to the fullest extent permitted by applicable law any right to require any Lender, the Offshore Currency Fronting Lender and/or the Administrative Agent to: (i) proceed against the Subsidiary or any other Person; (ii) marshal assets or proceed against or exhaust any security held from the Subsidiary or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from the Subsidiary or any other Person; (iv) take any action or pursue any other remedy in such Person's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor under this Guaranty or in connection with any obligations or evidences of indebtedness held by such Person as security for or which constitute in whole or in part the Obligations guaranteed hereunder, or in connection with the creation of new or additional Obligations. The Borrower waives to the fullest extent permitted by applicable law any defense to its obligations under this Guaranty based upon or arising by reason of: (i) any disability or other defense of the Subsidiary or any other Person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Obligations; (iii) any lack of authority of any officer, director, partner, agent or any other Person acting or purporting to act on behalf of the Subsidiary, or any defect in the formation of the Subsidiary; (iv) the application by the Subsidiary of the proceeds of any of the Obligations for purposes other than the purposes represented by the Subsidiary to, or intended or understood by, any Lender, the Offshore Currency Fronting Lender, the Administrative Agent and/or the Borrower; (v) any act or omission by any Lender, the Offshore Currency Fronting Lender and/or the Administrative Agent which directly or indirectly results in or aids the discharge of the Subsidiary or all or any portion of the Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of any Lender, the Offshore Currency Fronting Lender and/or the Administrative Agent against the Subsidiary; (vi) any impairment of the value of any interest in any security for the Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of any or all of the Obligations, in any form whatsoever, including any modification made after revocation hereof to any Obligations incurred prior to such revocation, and including, without limitation, the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Obligations or any portion thereof, including increasing or decreasing the rate of interest thereon; or
(viii) any requirement that any Lender, the Offshore Currency Fronting Lender and/or the Administrative Agent give any notice of acceptance of this Guaranty. The Borrower further waives all rights and defenses which the Borrower may have arising out of (i) any election of remedies by any Lender, the Offshore Currency Fronting Lender and/or the Administrative Agent, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Obligations, destroys Borrower's rights of subrogation or Borrower's rights to proceed against Subsidiary for reimbursement or (ii) any loss of rights Borrower may suffer by reason of any rights, powers or remedies of the Subsidiary in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the Obligations, whether by operation of law or otherwise, including any rights which the Borrower may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Obligations. The Borrower hereby further waives any and all other suretyship defenses.

      CHOICE OF LAW. THIS BORROWING SUBSIDIARY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF MISSOURI (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BORROWER, THE SUBSIDIARY, THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAWS.

                            [signature page follows]

         IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Borrowing Subsidiary Supplement as of the date and year first above written.

                                                [Name of Subsidiary]

                                                By _____________________________
                                                Title: _________________________

                                                Address for Notices under the
                                                Credit Agreement:

Consented to:

ESCO TECHNOLOGIES INC.

By _____________________________
Title: _________________________

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By _____________________________
Title: _________________________

                                    EXHIBIT I

                       FORM OF OFFSHORE CURRENCY ADDENDUM

                                   [CURRENCY]

[CURRENCY] ADDENDUM (including the Schedules hereto, the "Addendum") dated as of __________________, 20__ to the Credit Agreement (as defined below).

                                    ARTICLE I
                                   Definitions

      SECTION 1.01 Defined Terms. As used in this Addendum, the following terms shall have the meanings specified below:

      "Fronted Offshore Currency Loan" shall mean any extension of credit, denominated in the Currency made to [applicable Borrower], a ________________________ organized and existing under the laws of
___________________, pursuant to Section 2.03 of the Credit Agreement and this Addendum. A Fronted Offshore Currency Loan shall bear interest at the rates specified in Schedule II.

      ["Associated Costs Rate" means for any Fronted Offshore Currency Loan denominated in [Currency] for any Interest Period, a percentage rate per annum, as determined in accordance with Annex I attached hereto on the first day of such Interest Period, determined by the Offshore Currency Fronting Lender as reflecting the cost, loss or difference in return which would be suffered or incurred by the Offshore Currency Fronting Lender as a results of: (a) funding (at the Offshore Rate and on a match funded basis) any special deposit or cash ratio deposit required to be placed with the [applicable central bank] (or any other authority which replaces all or any of its functions) and/or (b) any charge imposed by the [applicable Governmental Authority] (or any other authority which replaces it or any of its functions).]

      "Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of October __, 2004 among ESCO Technologies Inc., a Missouri corporation (the "Borrower"), the Borrowing Subsidiaries from time to time party thereto, the financial institutions from time to time party thereto as Lenders, and Wells Fargo Bank, National Association, as agent for the Lenders (the "Agent"), as the same may be amended, waived, modified or restated from time to time.

      "Currency" means [specify Alternate Currency].

      SECTION 1.02 Terms Generally. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.

                                   ARTICLE II
                                   The Credits

      SECTION 2.01 Fronted Offshore Currency Loans. (a) This Addendum (as the same may be amended, waived, modified or restated from time to time) is an "Offshore Currency Addendum" as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by this Addendum. The Offshore Currency Fronting Lender party to this Addendum is set forth on Schedule I.

      (b) Any modifications to the interest payment dates, Interest Periods, interest rates and any other special provisions applicable to Fronted Offshore Currency Loans under this Addendum are set forth on Schedule II. If Schedule II states "Same as Credit Agreement" with respect to any item listed thereon, then the corresponding provisions for the Credit Agreement, without modification (but treating Fronted Offshore Currency Loans as if they were Revolving Credit Loans), shall govern this Addendum and the Fronted Offshore Currency Loans made pursuant to this Addendum.

      (c) Any special borrowing procedures or funding arrangements for Fronted Offshore Currency Loans under this Addendum, any provisions for the issuance of promissory notes to evidence the Fronted Offshore Currency Loans made hereunder and any additional information requirements applicable to Fronted Offshore Currency Loans under this Addendum are set forth on Schedule III. If no such special procedures, funding arrangements, provisions or additional requirements are set forth on Schedule III, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum as if expressly stated to be applicable hereto and to the borrowings hereunder.

      SECTION 2.02 Maximum Borrowing Amounts. (a) The Fronted Offshore Currency Commitment is set forth on Schedule I.

      (b) The Borrower or the applicable Borrowing Subsidiary may permanently reduce the Fronted Offshore Currency commitment under this Addendum in whole, or in part, in an aggregate minimum Dollar Equivalent equal to $[1,000,000] (or any larger multiple of $[1,000,000]) upon at least one (1) Business Day's prior written notice to the Offshore Currency Fronting Lender, which notice shall be given not later than 11:00 a.m. (local time) and shall specify the amount of such reductions; provided, however, that the amount of the Fronted Offshore Currency Commitment may not be reduced below the lesser of $[10,000,000] and the aggregate principal amount of the outstanding Fronted Offshore Currency Loans with respect thereto.

                                   ARTICLE III
                         Representations and Warranties

      The Borrowing Subsidiary party hereto makes and confirms each representation and warranty applicable to the Borrowing Subsidiary contained in
Article VI of the Credit Agreement. The Borrowing Subsidiary represents and warrants to the Offshore Currency Fronting Lender that no Default or Event of Default has occurred and is continuing, and no

Default or Event of Default shall arise as a result of the making of Fronted Offshore Currency Loans hereunder or any other transaction contemplated hereby.

                                   ARTICLE IV
                             Miscellaneous Provision

      SECTION 4.01 Effectiveness: Amendment; Termination. (a) This Addendum shall not become effective until executed by the parties hereto and acknowledged by the Agent.

      (b) This Addendum may not be amended without the prior written consent of the Offshore Currency Fronting Lender.

      (c) This Addendum may not be terminated without the prior written consent of the Offshore Currency Fronting Lender unless there are no Fronted Offshore Currency Loans outstanding hereunder, in which case no such consent shall be required; provided, however, that all obligations of the Offshore Currency Fronting Lender to lend hereunder shall automatically terminate on the Termination Date.

      SECTION 4.02 Assignments. Section 9.06 of the Credit Agreement shall apply to assignments by the Offshore Currency Fronting Lender of obligations, commitments and Loans hereunder; provided, however, that the Offshore Currency Fronting Lender may not assign any obligations, commitments or rights hereunder to any Person who is not (and does not simultaneously become) a Lender under the Credit Agreement.

      SECTION 4.03 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

      (a) if to the Borrowing Subsidiary under this Addendum, at:

      (b) if to the Offshore Currency Fronting Lender, to it at:

          Wells Fargo Bank, National Association
          120 South Central
          MAC N2650-140
          St. Louis, Missouri 63105
          Attention: David Wilsdorf
          Telecopier: (314) 726-3173

All notices and other communications given to any party hereto in accordance with the provisions of this Addendum shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

      SECTION 4.04 Applicable Law. THIS ADDENDUM SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MISSOURI. WITHOUT LIMITING THE FOREGOING, ANY DISPUTE

BETWEEN ANY BORROWING SUBSIDIARY AND ANY AGENT, ANY LENDER, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS ADDENDUM OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF MISSOURI.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                              [applicable Borrowing Subsidiary],
                                              as the Borrowing Subsidiary under
                                              this Addendum

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                              WELLS FARGO BANK, NATIONAL
                                              ASSOCIATION, as the Offshore
                                              Currency Fronting Lender under
                                              this Addendum

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

Acknowledged this ____ day
of _____________, 20__

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By: ______________________________
Name: ____________________________
Title: ___________________________

                                   SCHEDULE II
                          To Offshore Currency Addendum
                                 For [Currency]

                                  MODIFICATIONS

1.    Business Day Definition:

      "Business Day" shall mean a day (other than a Saturday or Sunday on which banks are open for business in ______.

2.    Interest Payment Dates: [Same as Credit Agreement] [specify others]

3.    Interest Periods: [Same as Credit Agreement] [specify others]

4.    Interest Rates:

      Fronted Offshore Currency Loans: Each Fronted Offshore Currency Loan denominated in the Currency and for which an Interest Period has been selected in accordance with the terms of Article II of the Credit Agreement and this Addendum shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the sum of (i) rate quoted by the Offshore Currency Loan Fronting Lender for such Fronted Offshore Currency Loan for such Interest Period plus (ii) the Associated Costs Rate for such Fronted Offshore Currency Loan for such Interest Period; provided, however, after the occurrence and during the continuance of a Default, each Fronted Offshore Currency Loan shall bear interest at the rate otherwise applicable plus two percent (2%).

5.    Modifications to Interest Period Selection/Conversions:

      Notice of selection of Interest Period or conversion/continuation shall be given by the Borrowing Subsidiary to the Offshore Currency Fronting Lender as follows:

      Fronted Offshore Currency Loans: _____a.m. (______ time) ___ Business Day prior.

6.    Other:

      Additional Conditions Precedent: [None] [specify others]

      Termination Date for Addendum: [Same as Credit Agreement] [specify earlier date]

      Maximum Number of Interest Periods: [Unlimited (provided the Borrowing Subsidiary is in compliance with minimum borrowing amounts and increments).] [specify other]

      Prepayment Notices: The applicable Borrowing Subsidiary shall be permitted to prepay the Fronted Offshore Currency Loans provided notice thereof is given to the Offshore Currency Fronting Lender not later than _____a.m. (_____ time) at least _____ (___) Business Day(s).

      [Authorized Officer: In addition to the authorized officers set forth in the Credit Agreement, those individuals designated in writing by an authorized officer to borrow on behalf of Borrower shall also be authorized to borrow Fronted Offshore Currency Loans hereunder.]

                                  SCHEDULE III

                                OTHER PROVISIONS

1.    Borrowing Procedures:

      Notice of Borrowing shall be given by the Borrowing Subsidiary to the Offshore Currency Fronting Lender as follows:

      Fronted Offshore Currency Loans: ____:00 __.m. (_______ time) [on the date of] [____ Business Days prior to] the proposed borrowing or such other time as the Offshore Currency Fronting Lender shall agree to.

2.    Funding Arrangements:

      Minimum amounts/increments for Fronted Offshore Currency Loans, repayments and prepayments: Currency equivalent (rounded as may be prescribed by the Offshore Currency Fronting Lender) of $___________________ or any increment of $_________ in excess thereof.

3. Promissory Notes: [None required] [Note form to be as specified by the Offshore Currency Fronting Lender]

4. Payments: Payments to the Offshore Currency Fronting Lender shall be made by wire transfer of immediately available funds to its office at
      _______________________.

      Proceeds of Fronted Offshore Currency Loans shall be made to the Borrowing Subsidiary by transfer to is account no. ___________________ at [Bank] or as otherwise directed by Borrowing Subsidiary in writing.